                                                                     EXHIBIT 3.1


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          DIGITAL COMMERCE CORPORATION


         Digital Commerce Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

         FIRST: The name of the Corporation is Digital Commerce Corporation. The Corporation was originally incorporated under the name International Market Exchange Corporation.

         SECOND: The date of filing of the Corporation's original Certificate of Incorporation was June 5, 1995.

         THIRD: This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law by the Board of Directors and stockholders of the Corporation. This Amended and Restated Certificate of Incorporation was approved by the written consent of the holders of a majority of the outstanding stock of the Corporation entitled to vote on the matter in accordance with
Section 228 of the Delaware General Corporation Law.

         FOURTH: The text of this Amended and Restated Certificate of Incorporation is amended and restated in its entirety as follows:


                                    ARTICLE I
                                      NAME

         The name of the corporation is Digital Commerce Corporation (the "Corporation").


                                   ARTICLE II
                                     PURPOSE

         The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE III
                                     CAPITAL

         SECTION 3.1 AUTHORIZATION. The aggregate number of shares which the Corporation will have authority to issue is two hundred fifty million (250,000,000) shares of which two hundred million (200,000,000) will be shares of common stock, par value $0.01 per share ("Common Stock"), and fifty million (50,000,000) will be shares of preferred stock, par value $0.01 per share ("Preferred Stock").

         SECTION 3.2 DESIGNATIONS. Shares of Preferred Stock may be issued from time to time in one or more series, each of which is to have a distinctive serial designation as determined in the resolution or resolutions of the Board of Directors providing for the issuance of such Preferred Stock from time to time.

         SECTION 3.3 RIGHTS AND PREFERENCES. Each series of Preferred Stock:

                  (a) may consist of such number of shares;

                  (b) may have such voting powers;

                  (c) may be subject to redemption at such time or times and at such price;

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                  (d) may be entitled to receive dividends (which may be
         cumulative or noncumulative) at such rate or rates or upon such conditions, from such date or dates, at such times and payable in preference to, or in such relation to, the dividends payable on any other class or series of stock of the Corporation;

                  (e) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation;

                  (f) may be made convertible into, or exchangeable for, shares of any other class or series of stock of the Corporation at such price or prices or at such rates of exchange, and with adjustments;

                  (g) may be entitled to the benefit of a sinking fund or purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

                  (h) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issuance of any additional class or series of stock of the Corporation (including additional shares of such series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation of any class or series of stock of the Corporation; and

                  (i) may have such other relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof;

as in such instance is stated in the resolution or resolutions of the Board of Directors providing for the issuance of such series of Preferred Stock. Except where otherwise set forth in such resolution or resolutions, the number of shares comprising such series of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors.

         SECTION 3.4 STATUS OF REDEEMED, PURCHASED OR CONVERTED SHARES OF PREFERRED STOCK. Shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or series of stock of the Corporation will, after the filing of a proper certificate with the Delaware Secretary of State, have the status of authorized but unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to (a) the conditions or restrictions on issuance set forth in any resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock and to (b) any filing required by law.

         SECTION 3.5 RIGHTS OF COMMON STOCK.

                  (a) Except as otherwise provided by law or by the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock, Common Stock will have the exclusive right to vote for the election of directors and for all other purposes. Each holder of Common Stock will be entitled to one vote for each share of Common Stock held.

                  (b) Except as otherwise provided by law or by the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock, the holders of Common Stock will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, in stock or otherwise.
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                  (c) Upon any liquidation, dissolution or winding-up of the
         Corporation, whether voluntary or involuntary, after payment or provision for the payment of the obligations of Corporation, the remaining assets of the Corporation will, subject to the rights, if any, of the holders of Preferred Stock, be distributed pro rata to the holders of Common Stock in accordance with their respective rights and interests.

                                   ARTICLE IV
                                    DIRECTORS

         SECTION 4.1 MANAGEMENT OF CORPORATION. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors.

         SECTION 4.2 DIRECTORS. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

                  (a) to fix, determine and vary from time to time the amount to be maintained as surplus and the amount or amounts to be set apart as working capital; and

                  (b) except as otherwise provided by law, to designate by resolution or resolutions one or more committees, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions or in the Bylaws of the Corporation, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers on which the Corporation desires to place a seal. Such committee or committees shall have such name or names as may be stated in the Bylaws of the Corporation or as may be determined from time to time by resolutions adopted by the Board of Directors.

         SECTION 4.3 NUMBER, ELECTION AND TERMS OF DIRECTORS. Subject to the rights of the holders of any class or series of capital stock of the Corporation to elect additional directors under specified circumstances, the number of directors which shall constitute the whole Board of Directors of the Corporation shall be no less than three (3) directors. Subject to any contractual restrictions agreed to by the Corporation, the number of directors which shall constitute the whole Board of Directors may be increased or (subject to the immediately preceding sentence) decreased by one or more resolutions adopted by the Board of Directors. The directors, other than those who may be elected by the holders of any class or series of capital stock of the Corporation under specified circumstances, shall be divided into three classes, Class I, Class II and Class III, each class to consist of an equal number of directors (or as nearly equal as is practicable). Except as hereinafter noted, each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term expiring at the annual meeting next following the end of the calendar year 2000, the directors first elected to Class II shall serve for a term expiring at the annual meeting next following the end of the calendar year 2001, and the directors first elected to Class III shall serve for a term expiring at the annual meeting next following the end of the calendar year 2002. Each director shall hold office until the annual meeting at which such director's term expires and, the foregoing notwithstanding, shall serve until such director's successor shall have been duly elected and qualifies, unless such director shall resign, become disqualified, disabled or shall otherwise be removed. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         The initial Board of Directors following the filing of this Amended and Restated Certificate of Incorporation, and the respective classes in which they will serve, are as follows: Thomas J. Cirrito (Class I), William H. Seippel (Class II), Tony Bansal and Dr. John M. Poindexter (Class III).

         Any director chosen to fill a vacancy created by the death, resignation or removal of a director shall be of the same class as the predecessor director, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall designate one or more director whose term then expires as a director of another class in order more nearly to achieve equality of number of directors among the classes.

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         Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide. Cumulative voting of shares of any capital stock having voting rights is prohibited.

         SECTION 4.4 REMOVAL OF DIRECTORS. Except with respect to the rights of the holders of any class or series of capital stock of the Corporation to remove directors, no director of the Corporation shall be removed from office as a director by vote or other action of stockholders except for cause. Except as may otherwise be provided by law, cause for removal of a director shall be deemed to exist only if: (a) the director whose removal is proposed has been convicted, or where a director is granted immunity to testify where another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (b) such director has been found by the affirmative vote of at least a majority of the entire Board of Directors at any regular or special meeting of the Board of Directors called for that purpose or by a court of competent jurisdiction to have been grossly negligent or guilty of misconduct in the performance of his duties to the Corporation in a matter of substantial importance to the Corporation; or (c) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability to serve as a director of the Corporation.

         SECTION 4.5 VACANCIES. Subject to the rights of the holders of any class or series of capital stock of the Corporation, vacancies and newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal or other cause shall, unless otherwise provided by law, be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors and not by stockholders. Any director elected in accordance with the preceding sentence shall hold office for (i) (in the case of a vacancy resulting from death, resignation, retirement, disqualification, removal or other cause) the remainder of the full term of the predecessor director and (ii) (in the case of a newly created directorship) the class of directors in which the new directorship was created, and (in each case) until such director's successor shall have been elected and qualifies.

                                    ARTICLE V
                              STOCKHOLDER MEETINGS

         SECTION 5.1 SPECIAL MEETINGS. Except as otherwise required by law and subject to the rights of the holders of any class or series of capital stock of the Corporation which provide the ability to call special meetings, special meetings of stockholders of the Corporation may be called only (a) by the Board of Directors of the Corporation pursuant to a resolution approved by a majority of the total number of authorized directors, or (b) by the holders of shares entitled to cast not less than a majority of the votes at the meeting.

         SECTION 5.2 NOTICE. Advance notice of nominations for the election of directors, of business to be brought before any meeting of the stockholders of the Corporation or of business which is to be subject of a written consent of stockholders shall be given in the manner provided in the Bylaws of the Corporation.

         SECTION 5.3 ACTION BY WRITTEN CONSENT. From the time and so long as the Corporation is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no action required to be taken or that may be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing to the taking of any action by written consent is expressly denied, except for action by unanimous written consent, which is expressly allowed.

                                   ARTICLE VI
                           REGISTERED OFFICE AND AGENT

         The street address of the registered office of the Corporation is 1209 Orange Street, New Castle County, Wilmington, Delaware, 19801, and the name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE VII
                  LIMITATION OF PERSONAL LIABILITY OF DIRECTORS

         No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent exculpation from liability is not permitted under the Delaware General Corporation Law. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this Article VII by the stockholders of the Corporation shall not adversely affect any right of protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE VIII
                                 INDEMNIFICATION

         SECTION 8.1 GENERAL. The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision of the Bylaws currently in effect or hereafter adopted, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provision of law, or otherwise. Any repeal or modification of this Article VIII shall be prospective and shall not affect any rights under this Article VIII in effect at the time of the alleged occurrence of any act or omission giving rise to liability or indemnification.

         SECTION 8.2 THIRD PARTY PROCEEDINGS. The Corporation shall indemnify any director or officer of the Corporation (an "Indemnified Party") who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of (a) the fact that the Indemnified Party is or was a director, officer, employee or agent of the Corporation, (b) the fact that the Indemnified Party is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or (c) any action or inaction by the Indemnified Party while acting as such a director, officer, employee or agent, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnified Party in connection with such action, suit or proceeding to the maximum extent permitted by the Delaware General Corporation Law. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnified Party did not (i) act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful or (ii) in accordance with any other standard required by the Delaware General Corporation Law.

         SECTION 8.3 PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify an Indemnified Party if such Indemnified Party was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of (a) the fact that the Indemnified Party is or was a director, officer, employee or agent of the Corporation, (b) the fact that the Indemnified Party is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or (c) any action or inaction by the Indemnified Party while acting as such a director, officer, employee or agent, against expenses (including attorneys' fees) actually and reasonably incurred by the Indemnified Party in connection with the defense or settlement of such action or suit to the maximum extent permitted by the Delaware General Corporation Law, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnified Party shall have been adjudged to be liable to the Corporation unless and only to the extent permitted by Section 8.4 below or if the Court of Chancery of the State of Delaware, or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the Indemnified Party is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

         SECTION 8.4 MANDATORY PAYMENT OF EXPENSES. The Corporation shall indemnify the Indemnified Party against and advance to such Indemnified Party expenses (including attorneys' fees) and any costs of settlement actually and reasonably incurred by the Indemnified Party in defense of any action, suit or proceeding referred to in Sections 8.2 and 8.3 of this Article VIII or in defense of any claim, issue or matter therein or any portion thereof. Expenses (including, without limitation, attorneys' fees) incurred by an Indemnified Party in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of any undertaking by or on behalf of such Indemnified Party to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as permitted by law.

                                   ARTICLE IX
                    AMENDMENT OF CERTIFICATE OF INCORPORATION

         SECTION 9.1 AMENDMENT BY THE CORPORATION. The Corporation reserves the right, subject to any express provisions or restrictions contained in this Amended and Restated Certificate of Incorporation, from time to time to amend this Amended and Restated Certificate of Incorporation or any provision thereof in any manner now or hereafter provided by law.

         SECTION 9.2 AMENDMENT BY STOCKHOLDERS. Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or the Bylaws (and in addition to any other vote that may be required by law, this Amended and Restated Certificate of Incorporation or the Bylaws), there shall be required to amend, alter, change or repeal, directly or indirectly, the provisions of this Article IX and/or the provisions of Articles IV, V, VII, VIII and X of this Amended and Restated Certificate of Incorporation, the affirmative vote of at least seventy-five percent (75%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote.

                                    ARTICLE X
                                     BYLAWS

         Except as set forth in the immediately following sentence, the Bylaws may only be altered or amended and new Bylaws may only be adopted by the affirmative vote of at least seventy-five (75%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote. The Board of Directors shall have the power to adopt, amend, or repeal the Bylaws.


         IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by its President and attested by its Secretary as of the 13th day of March, 2000.

                                             DIGITAL COMMERCE CORPORATION


                                             By:  /s/ Tony Bansal
                                                  ------------------------------
                                                  Tony Bansal, President

Attest:


By:  /s/ William H. Seippel
     -----------------------------
     William H. Seippel, Secretary

                    CERTIFICATE OF DESIGNATIONS, PREFERENCES

                         AND RIGHTS OF PREFERRED STOCK

                                       OF

                          DIGITAL COMMERCE CORPORATION

                                     * * *

         DIGITAL COMMERCE CORPORATION, a corporation duly organized and validly existing under the General Corporation Law of the State of Delaware (the "Company"), DOES HEREBY CERTIFY:

         FIRST: That, at a meeting of the Board of Directors of the Company, resolutions were duly adopted providing for the designations, references and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock of the Company, which resolution is as follows:

         RESOLVED, of the 10,000,000 authorized shares of Preferred Stock of the Company, 1,500,000 shares shall be designated Series A Preferred Stock, par value $0.01 per share. The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations and restrictions thereof in respect of the Series A Preferred Stock of the Company.

                          A. SERIES A PREFERRED STOCK

         Certain capitalized terms used in this Section A are defined in subdivision II, part 3 of this Section.

I.       Terms Applicable to the Series A Preferred Stock.

Part 1.  Dividends.

1A.      General Obligation. When and as declared by the Company's board of directors and to the extent permitted under the General Corporation
     Law of Delaware, the Company will pay preferential dividends to the holders of the Series A Preferred Stock as provided in this part 1. Dividends on each share of Series A Preferred Stock will accrue cumulatively on a daily basis at the rate of 11.25% per annum on the liquidation preference of $10.00 per share, which dividend will be paid semi_annually on June 30 and December 31 of each year commencing on the first of such dates to occur after the date of issuance. Such dividends will accrue from the date of issuance of the Series A Preferred Stock whether or not such dividends have been declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. The date on which the Company initially issues any share of Series A Preferred Stock will be deemed to be its "date of issuance" regardless of the number of times transfer of any such share of Series A Preferred Stock is made on the stock records maintained by or for the Company and regardless of the number of certificates which may be issued to evidence any such share of Series A Preferred Stock. No dividends will be paid, declared or set apart with respect to the Common Stock unless all accrued but unpaid dividends on Series A Preferred Stock shall have been paid. Upon liquidation, dissolution or winding up of the Company, the holders of Series A Preferred Stock shall be entitled to receive, out of the assets of the Company, an amount equal to the liquidation preference of the Series A Preferred Stock (described in part 2 below) plus all unpaid and accumulated dividends thereon, before any payment may be made to holders of the Common Stock.

1B.      Distribution of Partial Dividend. If at any time the Company pays less than the total amount of dividends then accrued with respect to the Series A Preferred Stock, such payment will be distributed ratably among the holders of the Series A Preferred Stock based upon the aggregate accrued but unpaid dividends on the shares of Series A Preferred Stock held by each such holder.

Part 2.  Liquidation.

         Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary ("Liquidation"), the holders of shaves of Series A Preferred Stock and any class or series of stock ranking or liquidation on a parity with the Series A Preferred Stock shall be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series A Preferred Stock, to be paid an amount equal to $10.00 per share, plus, in the case of each share, an amount equal to all other dividends declared but unpaid thereon, computed to the date payment thereof is made available, and the holders of Series A Preferred Stock shall not be entitled to any further payment, such amount payable with respect to one share of Series A Preferred Stock being sometimes referred to as the "Liquidation Payment" and with respect to all shares of Series A Preferred Stock being sometimes referred to as the "Liquidation Payments." If upon any such liquidation, dissolution or winding up of the Company, the remaining assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Company in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. Upon any such Liquidation, after the holders of Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Company may be distributed to the holders of stock ranking on liquidation junior to the Preferred Stock. If, upon any Liquidation, the Company's assets to be distributed among the holders of the Series A Preferred Stock are insufficient to permit payment to such holders of the full amount to which they are entitled hereunder, then the entire amount of assets to be distributed among the holders of the Series A Preferred Stock will be distributed ratably among such holders of Series A Preferred Stock. The Company will mail written notice of any Liquidation not later than 30 days prior to the payment date stated therein, to each record holder of Series A Preferred Stock. Neither the consolidation or merger of the Company into or with any other corporation or corporations, nor the sale or transfer by the Company of all or any part of its assets, nor the reduction of the capital stock of the Company, will be deemed to be a Liquidation for purposes of this part 2.

Part 3.  Voting Rights.

         The Series A Preferred Stock will have no voting rights or powers; provided, however, that the Company will not amend, alter or repeal the preferences, special rights or other powers of the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock without the written consent of the holders of a majority of the then outstanding shares of Series A Preferred Stock, consenting as a class. For this purpose, the increase in the number of authorized shares of Series A Preferred Stock or the authorization or issuance of any series of Preferred Stock with preference or priority over the Series A Preferred Stock as to the right to receive either dividends or amounts distributable upon Liquidation of the Company shall not be deemed to affect adversely the Series A Preferred Stock.

Part 4. Conversion of Series A Preferred Stock. The holders of shares of Series A Preferred Stock shall have the following conversion rights:

4A. Right to Convert. Subject to the terms and conditions of this part 4, the holder of any share or shares of Series A Preferred Stock shall have the right at its option at any time, to convert such shares of Series A Preferred Stock (except that, upon any Liquidation of the Company, the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series A Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by
         (i) multiplying the number of shares of Series A Preferred Stock so to be converted by $10.00, and (ii) dividing the result by the conversion price of $5.00 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this part 5, then by the conversion price as last adjusted and in effect at the date any share or shares of Series A Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Series A Conversion

         Price"). Such right of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a seated number of shares of Series A Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Company at its principal office (or such other office or agency of the Company as the Company may designate by notice in writing to the holders of the Series A Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

4B. Issuance of Certificates; Time Conversion Effected. Promptly after the receipt of the written notice referred to in part 4, paragraph A and surrender of the certificate or certificates for the share or shares of Series A Preferred Stock to be converted, the Company shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series A Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Series A Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Company, and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series A Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares presented thereby.

4C. Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of Series A Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Company shall pay in cash out of funds legally available therefor an amount equal to all dividends declared and unpaid on the shares of Series A Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in part 4, paragraph B. In case the number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered pursuant to part 4, paragraph A exceeds the number of shares converted, the Company shall, upon such conversion, execute and deliver to the holder, at the expense of the Company, a new certificate or certificates for the number of shares of Series A Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this part 4, paragraph C, be delivered upon such conversion, the Company, in lieu of delivering such fractional share, shall pay to the holder surrendering the Series A Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Company.

4D.      Adjustment Price Upon Issuance of Common Stock. Except as provided in part 4, paragraph E, if and whenever the Company shall issue or sell, or is, in accordance with part 4, paragraphs D(1) through D(7), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Series A Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Series A Conversion Price shall be reduced to a price equal to the consideration per share received by the Company upon such issue or sale.

         For purposes of this part 4, paragraph D, the following paragraphs 5D(1) to 5D(7) shall also be applicable:

         4D(1) Issuance of Rights or Options. If the Company shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the conversion or exchange thereof by (ii) the total maximum number of shares of Common Stuck issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Series A Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuances of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in part 4, paragraph D(3), no adjustment of the Series A Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

         4D(2) Issuance of Convertible Securities. In case the Company shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Series A Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities, and thereafter shall be deemed to be outstanding; provided that (a) except as otherwise provided in paragraph D(3), no adjustment of the Series A Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Series A Conversion Price have been or are to be made pursuant to other provisions of this paragraph D, no further adjustment of the Series A Conversion Price shall be made by reason of such issue or sale.

         4D(3) Change in Option Price or Conversion Rate. If (i) the purchase price provided for in any Option referred to in part 4, paragraph D(1), (ii) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in part 4, paragraph D(1) or D(2), or
                  (iii) the rate at which Convertible Securities referred to in part 4, paragraph D(1) or D(2) are convertible into or exchangeable for Common Stock, shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), then the Series A Conversion Price in effect at the time of such event shall forthwith be readjusted to the Series A Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if, as a result of such adjustment, the Series A Conversion Price then in effect hereunder is thereby reduced; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Series A Conversion Price then in effect hereunder shall forthwith be increased to the Series A Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

         4D(4) Stock Dividends. In case the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in Common Stock, Options or Convertible Securities (except for dividends or distributions upon the Common Stock or the Series A Preferred Stock), any such Common Stock, Options of Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

         4D(5) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as is determined in good faith by the Board of Directors of the Company.

         4D(6) Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them
                  (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

         4D(7) Treasury Shares. The disposition of any shares of Common Stock owned or held by or for the account of the Company shall be considered an issue or sale of Common Stock for the purpose of this paragraph 4D.

4E. Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Series A Conversion Price in the case of the issuance of Common Stock, Options or Convertible Securities: (i) upon conversion of any of the Series A Preferred Stack; (ii) as a dividend or distribution on any of the Company's Series A Preferred Stock or Common Stock; (iii) upon the issuance of 6,000,000 shares of Common Stock or Options to purchase such shares (appropriately adjusted to reflect the occurrence of any event or transaction described in part 4, paragraph (F) to Directors, employees or consultants of the Company in connection with their performance of services for or on behalf of the Company; (iv) in connection with the acquisition of another company by the Company by merger, purchase of all or substantially all of the assets of such company or other reorganization; or (v) by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock, Options or Convertible Securities excluded by the foregoing clauses (i), (ii), (iii) and (iv).

4F. Subdivision or Combination of Common Stock. In case the Company shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Series A Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Series A Conversion Price in effect immediately prior to such combination shall be proportionately increased.

4G. Reorganization or Reclassification. If any reorganization or reclassification of the capital stock of the Company shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series A Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series A Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Series A Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

4H. Notice of Adjustment. Upon any adjustment of the Series A Conversion Price, then and in each such case the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to cash holder of shares of Series A Preferred Stock at the address of such holder as shown on the books and records of the Company, which notice shall state the Series A Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based

4I.      Mandatory Conversion.

                  4I(1) Immediately prior to the closing of the sale of shares of Common Stock at a price of at least $10.00 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), in a bona fide, firm commitment, underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $7,500,000 of gross proceeds to the Company, each share of Series A Preferred Stock then outstanding shall automatically be converted into Common Stock at the then effective Series A Conversion Price.

                  4I(2) All holders of record of shares of Series A Preferred Stock will be given at least 20 days' prior written notice of the date fixed and the place designated for mandatory conversion of all such shares of Series A Preferred Stock pursuant to this part 4, paragraph I. Such notice will be sent by first class or registered mail, postage prepaid, to each record holder of Series A Preferred Stock at such holder's address last shown on the records of the transfer agent for the Series A Preferred Stock (or the records of the Company, if it serves as its own transfer agent). On or before the date fixed for such mandatory conversion, each holder of shares of Series A Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Company at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this part 4, paragraph I. On the date fixed for such mandatory conversion, all rights with respect to the Series A Preferred Stock so converted, including the rights, if any, to receive notices and vote, shall terminate, except for only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series A Preferred Stock has been converted, and payment of any accrued but unpaid dividends thereon. If so acquired by the Company, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the date of such mandatory conversion and the surrender of the certificate or certificates for Series A Preferred Stock, the Company shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in part 4, paragraph C in respect of any fractions of a share of Common Stock otherwise issuable upon such conversion.

                  4I(3) All certificates evidencing shares of Series A Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof, from and after the date such certificates are so required to be surrendered, shall be deemed to have been retired and canceled and shall not be reissued, and the shares of Series A Preferred Stock represented thereby shall be deemed to have been converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Company may thereafter take such appropriate action as may be necessary to reduce the amount of designated Series A Preferred Stock accordingly.

4J.      Other Notices. In case at any time:

                  4J(1) the Company shall declare any dividend upon its Common Stock in cash or stock or make any other distribution to the holders of its Common Stock;

                  4J(2) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                  4J(3)    there shall be any reorganization or
                           reclassification of the capital stock of the Company, or a consolidation or merger of the Company with or into, or a sale of all or substantially all of its assets to, another entity or entities; or

                  4J(4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

                  then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to each holder of any shares of Series A Preferred Stock at the address of such holder as shown on the books and records of the Company: (a) at least 20 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up; and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

4K. Stock to be Reserved. The Company will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series A Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Preferred Stock. The Company covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Company covenants that it will from time to time take all such action as may be required to assure that the par value per share of the Common Stock is at all times equal to or less than the Series A Conversion Price in effect at the time. The Company will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Company will not take any action which results in any adjustment of the Series A Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series A Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Certificate of Incorporation.

4L. No Reissuance of Series A Preferred Stock. Shares of Series A Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

4M. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Series A Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Preferred Stock which is being converted.

4N. Closing of Books. The Company will at no time close its transfer books against the transfer of any Series A Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Preferred Stock in any manner which interferes with the timely conversion or such Series A Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

4O. Definition of Common Stock. As used in this part 4, the term "Common Stock" shall mean and include the Company's authorized common stock, par value $.01 per share, as constituted on the date of filing of this Certificate of Designations, Preferences and Rights, and also shall include any capital stock of any class of the Company thereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided that the shares of Common Stock receivable upon conversion of shares of Series A Preferred Stock shall include only shares designated as Common Stock of the Company on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in part 4, paragraph G.

II.      Miscellaneous.

Part 1.     Registration of Transfer.

         The Company will keep at its principal office (or such other place as the Company reasonably designates) a register for the registration of shares of Series A Preferred Stock. Upon the surrender of any certificate representing shares of any class of Series A Preferred Stock at such place, the Company will, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate, and the Company forthwith will cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of such Series A Preferred Stock as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate. The issuance of new certificates will be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Company in connection with such issuance, unless such issuance is made in connection with a transfer of Series A Preferred Stock, in which case the transferring holder will pay all taxes arising from such transfer.

Part 2.     Replacement.

         Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the registered holder will be deemed to be satisfactory for this purpose) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any Series A Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that, if the holder is an institutional investor, its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

Part 3.     Amendment and Waiver.

         No amendment, modification or waiver will be binding or effective with respect to any provision of subdivision I above or this subdivision II without the prior written consent of the holders of at least a majority of the Series A Preferred Stock outstanding at the time such action is taken.

Part 4.     Notices.

         Except as otherwise expressly provided, all notices referred to herein will be in writing and will be delivered by personal delivery, overnight delivery service or registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so delivered or mailed (i) to the Company, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Company (unless otherwise indicated by any such holder).

         IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by John T. Royall, its Chief Executive Officer, and attested by Richard Graveley, its Secretary, this 30th day of October, 1995.

ATTEST:                                  DIGITAL COMMERCE CORPORATION

By: /s/ Richard Graveley                 By: /s/ John T. Royall
    -----------------------------            ----------------------------------
    Richard Graveley, Secretary              John T. Royall, Chairman and CEO

                      AMENDED CERTIFICATE OF DESIGNATIONS,
                          PREFERENCES AND RIGHTS OF THE
                     SERIES B CONVERTIBLE PREFERRED STOCK OF
                          DIGITAL COMMERCE CORPORATION

         DIGITAL COMMERCE CORPORATION, a corporation duly organized and validly existing under the General Corporation Law of the State of Delaware (the "Company"), DOES HEREBY CERTIFY that pursuant to the provisions of Section 151 of the Delaware General Corporation Law, its Board of Directors duly adopted the following resolutions amending the rights, preferences, privileges and restrictions of the Company's Series B Preferred Stock:

         WHEREAS, on March 26, 1999, the Company filed the Certificate of Designations, Preferences and Rights of the Series B Preferred Stock of the Company pursuant to Section 151 of the Delaware General Corporation Law setting forth the designations and the powers, privileges and rights, and the qualifications, limitations and restrictions of the Series B Preferred Stock; and

         WHEREAS, as of the date hereof, no shares of the Series B Preferred Stock have been issued by the Company; and

         WHEREAS, immediately prior to the filing of this Amended Certificate of Designations, the Company filed its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware; and

         WHEREAS, three hundred thousand (300,000) shares of preferred stock have been designated as Series A Preferred Stock, par value $0.01 per share pursuant to the Certificate of Designations, Preferences and Rights of Preferred Stock filed with the Secretary of State of the State of Delaware on November 3, 1995; and

         WHEREAS, three million five hundred thousand (3,500,000) shares of preferred stock have been designated as Series C Convertible Preferred Stock pursuant to the Amended Certificate of Designations, Preferences and Rights of the Series C Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on the date hereof; and

         WHEREAS, eight million seven hundred nine thousand nine hundred two (8,709,902) shares of preferred stock have been designated as Series D Redeemable Convertible Preferred Stock, par value $0.01 per share pursuant to the Certificate of Designations, Preferences and Rights of the Series D Redeemable Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on the date hereof; and

         WHEREAS, the Board of Directors has determined that the designations and the powers, privileges and rights, and the qualifications, limitations and restrictions of the Series B Preferred Stock should be amended and re-designated as Series B Convertible Preferred Stock.

         NOW, THEREFORE, BE IT RESOLVED, that six million (6,000,000) shares shall be designated as Series B Convertible Preferred Stock, par value $0.01 per share. The remaining shares of the preferred stock of the Company may be issued in one or more series. The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations and restrictions thereof in respect of the Series B Convertible Preferred Stock:

         1. Dividends. No dividends of cash or other property shall be paid on the common stock of the Company (the "Common Stock") (other than additional shares of Common Stock) unless the shares of Series B Convertible Preferred Stock receive the same dividends, pari passu with shares of any other series of Preferred Stock, that such shares would have received had they been converted into Common Stock immediately prior to the record date for such dividend.

         2. Liquidation Preference. In the event of (a) any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, (b) unless agreed otherwise in writing by a majority of the holders of the Series B Convertible Preferred Stock, a merger, recapitalization or consolidation of the Company in which the holders of capital stock of the Company do not retain a majority of the voting power of the surviving entity or (c) the sale of all or substantially all of the assets of the Company, distributions to the stockholders of the Company shall be made in the following manner: The holders of Series B Convertible Preferred Stock shall first be entitled to receive, pari passu with any distribution of any of the assets of the Company to the holders of any other series of Preferred Stock and prior and in preference to any distribution of any of the assets of the Company to the holders of any Common Stock or other capital stock of the Company, an amount equal to the aggregate initial purchase price applicable to such Series B Convertible Preferred Stock and each other series of Preferred Stock. The initial purchase price per share for Series B Convertible Preferred Stock is $1.00. After payment of the aggregate initial purchase price to the holders of Series B Convertible Preferred Stock and each other series of Preferred Stock, the holders of Series B Convertible Preferred Stock shall then be entitled to receive, pari passu with any distribution of any of the assets of the Company to the holders of any other series of Preferred Stock and prior and in preference to any distribution of any of the assets of the Company to the holders of any Common Stock or other capital stock of the Company, at their option, either:

                  (i) an amount which would equal a 10% rate of return compounded annually on the initial purchase price applicable to the Preferred Stock held by such holders from the Original Issue Date to the date of distribution; or

                  (ii) the amount that would be payable pursuant to such transaction to the holders of Preferred Stock if they converted their shares of Preferred Stock into Common Stock immediately prior to such transaction.

         The aggregate amount to be paid to the holders of Preferred Stock pursuant to the foregoing provisions of this Section 2 is referred to as the "Preferential Amount". If the assets and funds of the Company shall be insufficient to permit the payment of the full Preferential Amount to the holders of Preferred Stock, then the entire assets of the Company legally available for distribution shall be distributed ratably among the holders of Preferred Stock in accordance with the aggregate liquidation preference of the shares of Preferred Stock held by each of them. After payment has been made to the holders of Preferred Stock of the full amount to which they are entitled above, the holders of Common Stock shall be entitled to share ratably in the remaining assets without participation by the holders of Preferred Stock.

         3. Voting. Except as otherwise required by law, or as specifically provided herein, the holders of shares of the Series B Convertible Preferred Stock shall vote as a single class with the holders of Common Stock and shall have such votes in respect of each share of Series B Convertible Preferred Stock on any matter submitted to the holders of Common Stock as the number of shares of Common Stock into which shares of Series B Convertible Preferred Stock may then be converted. Record holders of Series B Convertible Preferred Stock shall be entitled to notice of any stockholders' meeting or solicitation of stockholders' consents in the manner provided in the Bylaws of the Company for general notices.

         4. Conversion.

         4.1 Right of Conversion. Each share of Series B Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time or from time to time, at the office of the Company or any transfer agent for the Series B Convertible Preferred Stock into the number of shares of the Common Stock of the Company obtained by dividing the initial purchase price by the then effective conversion price of the Series B Convertible Preferred Stock (as from time to time adjusted by this Section 4, the "Conversion Price"). The initial Conversion Price shall be equal to the Purchase Price. All calculations under this Section 4 shall be made to the nearest one hundredth of a cent.

         4.2 Automatic Conversion. Each share of Series B Convertible Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price upon the closing of the first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, covering the offer and sale of Common Stock for the account of the Company to the public generally and providing net proceeds to the Company (after underwriter commissions and discounts and other offering expenses) of not less than $30,000,000 and at a price per share of Common Stock not less than 200% of the initial Conversion Price, adjusted for stock splits and stock dividends after the Original Issue Date (as hereinafter defined) (a "Qualified Public Offering").

         4.3 Mechanics of Conversion. Before any holder of Series B Convertible Preferred Stock shall be entitled to convert the same into shares of Common Stock and to receive certificates therefor, such holder shall surrender the Series B Convertible Preferred Stock certificates, duly endorsed, at the office of the Company or of any transfer agent for the Series B Convertible Preferred Stock, and shall give written notice to the Company at such office that such holder elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to Section 4.2, the outstanding shares of Series B Convertible Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, further, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless and until the certificates evidencing such shares of Series B Convertible Preferred Stock are either delivered to the Company or its transfer agent as provided above, or the holder provides evidence reasonably satisfactory to the Company or its transfer agent that such certificates have been lost, stolen, destroyed or mutilated and delivers an indemnity bond in such reasonable amount as the Company may determine. The Company shall, as soon as practicable after such delivery, or execution of such agreement in the case of a lost, stolen or destroyed certificate, issue and deliver at such office to such holder of Series B Convertible Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock plus all accrued and unpaid dividends on such holder's Series B Convertible Preferred Stock so converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Convertible Preferred Stock to be converted, or in the case of automatic conversion immediately upon closing of the Qualified Public Offering, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

         4.4 Adjustment of Conversion Price due to Issuance of Additional Shares. The Conversion Price shall be subject to adjustment as follows:

             4.4.1 Special Definitions

                   (a) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                   (b) "Original Issue Date" shall mean the date on which the Series D Convertible Preferred Stock is first issued by the Company.

                   (c) "Convertible Securities" shall mean any indebtedness, shares or other securities convertible into or exchangeable for Common Stock.

                   (d) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 4.4.6, deemed to be issued) by the Company after the Original Issue Date, other than shares of Common Stock issued or issuable (or, pursuant to Section 4.4.6, deemed to be issued) at any time:

                       (i) upon conversion of the Series B Convertible Preferred
             Stock authorized herein, convertible notes or any other series of Preferred Stock or upon exercise of the other options and warrants outstanding on the Original Issue Date;

                       (ii) as a stock dividend, stock split or similar
             distribution on the Series B Convertible Preferred Stock or any other capital stock of the Company or any other event for which adjustment is made pursuant to Section 4.4.3;

                       (iii) Options or shares of Common Stock issuable upon
             exercise of Options to the extent such Options have been reserved for such purpose as of the date hereof pursuant to the Company's stock option plan and do not exceed 6,477,847 shares;

                       (iv) in connection with sales of Common Stock or other
             Future Shares to the holders of the Series B Convertible Preferred Stock pursuant to the exercise by such holders of their rights under Section 6.1;

                       (v) by way of dividend or other distribution on
             securities excluded from the definition of Additional Shares of Common Stock by the foregoing clauses of this Section 4.4.1(d); or

                       (vi) by conversion or exchange of the Series A Notes in
             accordance with section 6.8 of the Purchase Agreement.

             4.4.2 No Adjustment of Conversion Price. No adjustment in the Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock (a) unless the consideration per share (determined pursuant to Section 4.4.7) for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the applicable Conversion Price in effect on the date of, and immediately prior to, such issue, or (b) if prior to such issuance a majority of the holders of Series B Convertible Preferred Stock give a written waiver of such adjustment.

             4.4.3 Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Company shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4.4.6 but excluding Additional Shares of Common Stock described in Section 4.4.4) for a consideration per share less than the applicable Conversion Price of the Series B Convertible Preferred Stock in effect on the date of and immediately prior to such issue, then and in such event, the applicable Conversion Price shall be reduced, concurrently with such issue, to a new Conversion Price obtained by dividing (a) an amount equal to the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue multiplied by the then applicable Conversion Price and (ii) the consideration, if any, deemed received by the Company upon such issue by (b) the total number of shares of Common Stock deemed to be outstanding immediately after such issue; provided, however, that, for purposes of any calculation under this Section 4.4.3, all shares of Common Stock outstanding or issuable upon conversion of outstanding Options, Convertible Securities (including the Series B Convertible Preferred Stock) immediately prior to giving effect to such calculation shall be deemed to be outstanding. In no event will the Conversion Price be adjusted as the result of any issuance of any Additional Shares of Common Stock for any amount equal to or higher than the Conversion Price in effect immediately prior to such issuance.

             4.4.4 Adjustment of Conversion Price for Certain Option Grants. In the event the Company grants options pursuant to a stock option plan deemed to be the issuance of Additional Shares of Common Stock pursuant to Section 4.4.6 at any time within twelve months of the Original Issue Date, then and in such event, the applicable Conversion Price shall be reduced, concurrently with such grant, to a new Conversion Price equal to the Conversion Price in effect immediately prior to the issuance of such Additional Shares of Common Stock multiplied by a fraction the numerator of which is the number of shares of Common Stock deemed outstanding immediately prior to such issuance and the denominator of which is the number of shares of Common Stock deemed outstanding immediately after such issuance, after taking into account the adjustment of the Conversion Price pursuant to this Section 4.4.4 (assuming for purposes of this calculation that all shares of Common Stock outstanding or issuable upon conversion or exercise of Options and Convertible Securities (including the Series B Convertible Preferred Stock) shall be deemed to be outstanding). Any grant of options pursuant to a stock option plan deemed to be the issuance of Additional Shares of Common Stock pursuant to Section 4.4.6 at any time after twelve months of the Original Issue Date shall be subject to Section 4.4.3.

             4.4.5 Adjustments for Subdivisions, Stock Dividends, Combinations or Consolidation of Common Stock. In the event the outstanding shares of Common Stock shall be increased by way of stock issued as a dividend for no consideration or subdivided (by stock split or otherwise) into a greater number of shares of Common Stock, the respective Conversion Prices then in effect shall, concurrently with the effectiveness of such increase or subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the respective Conversion Prices then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

             4.4.6 Deemed Issue of Additional Shares of Common Stock Options and Convertible Securities. Except as provided in Sections 4.4.1, 4.4.3, 4.4.4 or 4.4.5, in the event the Company at any time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; provided, however, that for purposes of this Section 4.4.6 Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 4.4.7) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of, and immediately prior to, such issue, or such record date, as the case may be (except as provided below in this Section 4.4.6); and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

         (a) no further adjustment in the applicable Conversion Price shall be made upon the subsequent issue of shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities or upon the subsequent issue of such Convertible Securities or Options;

         (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or any increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase becoming effective, be recomputed to reflect such increase insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

         (c) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon shall be readjusted to the Conversion Price that would have been in effect if no adjustment had been made with respect to such Options or Convertible Securities;

         (d) in the event of any changes in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of such Options or Convertible Securities, including a change resulting from the anti-dilution provisions thereof, the Conversion Price then in effect shall be readjusted to the Conversion Price that would have been in effect if the adjustment which was made upon the issuance of such Options or Convertible Securities had been made upon the basis of such change;

         (e) no readjustment pursuant to clauses (b) or (d) above shall have the effect of increasing the applicable Conversion Price to an amount which exceeds the lower of (i) the applicable Conversion Price on the original adjustment date, or (ii) the applicable Conversion Price that resulted from the issuance or deemed issuance of other Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

         (f) in the event the Company amends the terms of any Options or Convertible Securities (whether such Options or Convertible Securities were outstanding on the Original Issue Date or were issued after the Original Issue
Date), then such Options or Convertible Securities, as so amended, shall be deemed to have been issued after the Original Issue Date and the provisions of this Section 4.4.6 shall apply.

             4.4.7 Determination of Consideration. For purposes of this Section 4.4, the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

                       (a) Cash and Property:  Such consideration shall:

                       (i) insofar as it consists of cash, be computed at the
             aggregate amount of cash proceeds received by the Company excluding amounts paid or payable for accrued interest or accrued dividends;

                       (ii) insofar as it consists of property other than cash,
             be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Company; and

                       (iii) in the event Additional Shares of Common Stock are
             issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses
             (i) and (ii) above, which is allocated to the Additional Shares of Common Stock as determined in good faith by the Board of Directors.

             (b) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4.4.6, relating to Options and Convertible Securities, shall be determined by dividing

                       (i) the total amount, if any, received or receivable by
             the Company as consideration for the issue of such Options or Convertible Securities, plus, subject to Section 4.4.6(b), the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                       (ii) the maximum number of shares of Common Stock (as set
             forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

       4.4.8 Other Dilutive Events. In case any event shall occur as to which the other provisions of this Section 4.4 are not strictly applicable, but the failure to make any adjustment in the Conversion Price would not fairly protect the conversion rights represented by the Series B Convertible Preferred Stock in accordance with the intention of this Section 4, then, upon request of a majority of the holders of Series B Convertible Preferred Stock, the Board of Directors of the Company shall appoint a firm of independent public accountants of recognized national standing (which may be the regular auditors of the Company) to give their opinion as to the adjustment, if any, on a basis consistent with the intention of this Section 4, necessary to preserve without dilution the conversion rights represented by the Series B Convertible Preferred Stock. Upon receipt of such opinion, the Company will promptly furnish a copy thereof to the holders of the Series B Convertible Preferred Stock and the Conversion Price shall be adjusted in accordance therewith to the extent recommended by such accountants. The fees and expenses of such accountants shall be paid by the Company; provided, however, that if such accountants opine that no adjustment is necessary, such fees and expenses will be paid by the holders of the Series B Convertible Preferred Stock.

       4.5 Other Distributions. In the event the Company shall declare a distribution payable in securities of the Company (other than shares of Common Stock), securities of other entities, securities evidencing indebtedness issued by the Company or other entities, assets (including cash dividends) or options or rights, then, in each such case, the holders of the Series B Convertible Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock into which their shares of Series B Convertible Preferred Stock were convertible as of the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution.

       4.6 Subsequent Events. In the event of any recapitalization, consolidation or merger of the Company or its successor which does not entitle the holders of the Series B Convertible Preferred Stock to the distribution provided for in Section 2, the shares of Series B Convertible Preferred Stock shall be convertible into such shares or other interests as the Series B Convertible Preferred Stock would have been entitled if the Series B Convertible Preferred Stock had been converted into Common Stock immediately prior to such event.

       4.7 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment is based. The Company shall, upon the written request at any time of any holder of Series B Convertible Preferred Stock, furnish or cause to be furnished to such holder a certificate setting forth (a) all such adjustments and readjustments previously made, (b) the Conversion Price at the time in effect, and (c) the number of shares of Common Stock and the amount, if any, of other property which at such time would be received upon the conversion of Series B Convertible Preferred Stock.

       4.8 Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Series B Convertible Preferred Stock shall be made without charge to the holders thereof for any issuance tax; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the name of the holder of the Series B Convertible Preferred Stock which is being converted.

       5. Certain Covenants.

       5.1 Special Restrictions. At any time when shares of Series B Convertible Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Company is required by law or by the Certificate of Incorporation, and in addition to any other vote required by law or the Certificate of Incorporation, without the consent of the majority of the holders of the Series B Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, the Company will not:

           (a) create or authorize the creation of any additional class or series of shares of stock, or issue any shares thereof, unless the same ranks junior to the Series B Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Company or increase the authorized amount of the Series B Convertible Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Series B Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Company, or create or authorize any instrument or security convertible into shares of Series B Convertible Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Series B Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Company, whether any such creation, authorization or increase shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise;

           (b) amend, alter or repeal its Certificate of Incorporation or By-laws in a manner that is adverse to the holders of Series B Convertible Preferred Stock in any respect or for which the holders of Series B Convertible Preferred Stock did not receive prior written notice;

           (c) purchase or set aside any sums for the purchase of any shares of stock or other securities other than (i) the Series B Convertible Preferred Stock as provided in this Amended Certificate of Designation,
       (ii) the repurchase of the Series A Notes in accordance with section 6.8 of that certain Securities Purchase Agreement, dated as of March 13, 2000, among the Company and the Investors party thereto, and (iii) the purchase of shares of Common Stock or other securities from former employees of the Company who acquired such shares directly from the Company or the Stock Option Plan (as defined in the Purchase Agreement), if each such purchase is made pursuant to contractual rights held by the Company relating to the termination of employment of any such former employee and the total purchase price does not exceed $100,000 plus any applicable life insurance payments for all such purchases from each such former employee;

           (d) redeem or otherwise acquire any shares of Series B Convertible Preferred Stock except pursuant to a purchase offer made pro rata to all holders of the shares of Series C Convertible Preferred Stock on the basis of the aggregate number of outstanding shares of Series C Convertible Preferred Stock then held by each such holder;

           (e) consent to any liquidation, dissolution or winding up of the Company; or

           (f) consolidate or merge into or with any other entity or entities or sell or transfer all or substantially all its assets.

       5.2 No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of all or a substantial portion of its assets, consolidation, merger, dissolution, issue or sale of securities, closing or transfer books or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Certificate of Designation by the Company, but will at all times in good faith assist in carrying out all the provisions of this Certificate of Designation and in taking all such action as may be necessary or appropriate in order to protect the conversion and other rights of the holders of Series B Convertible Preferred Stock against impairment.

       5.3 Reservation of Shares. So long as any share of Series B Convertible Preferred Stock shall remain outstanding, the Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized capital stock, for the purpose of issuance upon conversion of the Series B Convertible Preferred Stock, the full number of shares of Common Stock then issuable upon exercise of all outstanding shares of Series B Convertible Preferred Stock. If the Company's Common Stock shall be listed on any national stock exchange, the Company at its expense shall include in its listing application all of the shares of Common Stock reserved for issuance upon conversion of the Series B Convertible Preferred Stock (subject to issuance or notice of issuance to the exchange) and will similarly procure the listing of any further Common Stock reserved for issuance upon conversion of the Series B Convertible Preferred Stock at any subsequent time as a result of adjustments in the outstanding Common Stock or otherwise.

       5.4 Validity of Shares. The Company will from time to time take all such action as may be required to assure that all shares of Common Stock which may be issued upon conversion of any share of the Series B Convertible Preferred Stock will, upon issuance, be legally and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof. Without limiting the generality of the foregoing, the Company will from time to time take all such action as may be required to assure that the par value per share, if any, of the Common Stock is at all times equal to or less than the lowest quotient obtained by dividing the then current par value of the Series B Convertible Preferred Stock by the number of shares of Common Stock into which each share of Series B Convertible Preferred Stock can, from time to time, be converted.

       5.5 Notice of Certain Events. If at any time:

           (a) the Company shall declare any dividend or distribution payable to the holders of its Common Stock;

           (b) the Company shall offer for subscription pro rata to the holders of Common Stock any additional shares of stock of any class or any other rights;

           (c) any recapitalization of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or business organization shall occur; or

           (d) a voluntary or involuntary dissolution, liquidation or winding up of the Company shall occur;

then, in any one or more of such cases, the Company shall give the registered holders of the Series B Convertible Preferred Stock written notice, by registered mail, of the date on which a record shall be taken for such dividend, distribution or subscription rights or for determining stockholders entitled to vote upon such recapitalization, consolidation, merger, sale, dissolution, liquidation or winding up and of the date when any such transaction shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such recapitalization, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the record date with respect thereto.

       5.6 No Reissuance of Preferred Stock. No shares of Series B Convertible Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Company shall be authorized to issue. The Company may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

       6. Preemptive Rights.

       6.1 Right of First Offer. Until the closing under a Qualified Public Offering, the Company shall not issue or sell any Common Stock (including securities convertible into, or options, warrants or other rights to purchase Common Stock, but excluding the shares described in Section 6.7) (collectively, the "Future Shares") to any Person (an "Offeree") without first providing each holder of Series B Convertible Preferred Stock the right to subscribe for its Proportionate Percentage of the Future Shares at the same price and on the same terms which shall have been offered or are proposed to be offered by the Company to such Offeree and which shall have been specified by the Company in a notice delivered to each holder of Series B Convertible Preferred Stock (the "Proposal"). The Proposal by its terms shall remain open and irrevocable for a period of 30 days from the date it is delivered by the Company to each holder of Series B Convertible Preferred Stock (the "Future Shares Exercise Period"). The Proposal shall also certify that the Company has either (a) received a bona fide offer from a prospective purchaser, who shall be identified in such certification, and that the

Company in good faith believes a binding agreement of sale is obtainable for consideration having a fair market, cash equivalent or present value set forth in such certification; or (b) intends in good faith to make an offering of its securities to prospective purchasers, who shall be identified to the extent possible in such certification at the price and on the terms set forth in such certification.

       "Proportionate Percentage" means, for any holder of Series B Convertible Preferred Stock, the percentage of Future Shares covered by the Proposal equal to (i) the number of shares of Common Stock into which the shares of Series B Convertible Preferred Stock held by such holder would then be convertible divided by (ii) the total number of shares of Common Stock outstanding at the time of delivery of the Proposal (assuming the conversion or exercise of all issued and outstanding Convertible Securities and Options).

       6.2 Notice. Notice of each holder of Series B Convertible Preferred Stock's intention to accept the Proposal made pursuant to Section 6.1 shall be evidenced by a writing signed by such holder and delivered to the Company prior to the end of the Future Shares Exercise Period (the "Notice of Purchase") setting forth that portion of the Future Shares such holder elects to purchase (the "Accepted Shares").

       6.3 Full Acceptance. In the event that each holder of Series B Convertible Preferred Stock elects to purchase all of the shares offered to such holder in the Proposal, the Company shall sell to each such holder, pursuant to
Section 6.6, the number of Accepted Shares set forth in such holder's Notice of Purchase.

       6.4 Partial Acceptance. In the event that one or more holders of Series B Convertible Preferred Stock do not elect to purchase all of the shares offered to such holders in the Proposal, the Company shall sell to each holder electing to purchase, pursuant to Section 6.6, the number of Accepted Shares, if any, set forth in such holder's Notice of Purchase. Holders of Series B Convertible Preferred Stock may purchase pursuant to Section 6.6 any remaining shares offered in the Proposal not purchased by the other holders of Series B Convertible Preferred Stock pro rata based on the respective Proportionate Percentages of such holders wishing to purchase additional shares, or as they may otherwise agree.

       6.5 No Fractional Shares. For the purpose of avoiding fractions as to Future Shares, the Company may adjust upward or downward by not more than one full share the number of Future Shares which any holder of Series B Convertible Preferred Stock would otherwise be entitled to purchase.

       6.6 Sale of Shares. No later than 30 days after the expiration of the Future Shares Exercise Period, the Company shall deliver to each holder of Series B Convertible Preferred Stock who has submitted a Notice of Purchase to the Company a notice indicating the number of Future Shares which the Company shall sell to such holder pursuant to this Section 6 and the terms and conditions of such sale, which shall be in all respects (including unit price and interest rates) the same as specified in the proposal. The sale to such holders of such Future Shares shall take place not later than 10 days after receipt of such notice.

       Any sale to an Offeree of Future Shares that were not selected for purchase by the holders of Series B Convertible Preferred Stock as provided above shall take place not later than 90 days after the expiration of the Future Shares Exercise Period. Such sale shall be upon terms and conditions in all respects (including unit price and interest rates) which are no more favorable to such Offeree or less favorable to the Company than those set forth in the Proposal. Any refused Future Shares not purchased by the Offeree as contemplated by the Proposal within the 90-day period specified above shall remain subject to this Section 6.

       6.7 Exclusion of Certain Shares. Notwithstanding any contrary provision of this Section 6, Future Shares shall not include shares of Common Stock or other securities (i) issued pursuant to a public offering by the Company, (ii) issued pursuant to any merger or other consolidation of the Company with another Person, (iii) issued for services or in a transaction the purpose of which is not to raise capital, (iv) excluded from the definition of "Additional Shares of Common Stock" under Section 4.4.1(d), or (v) constituting Series D Preferred Stock authorized by the Certificate of Designation designating the Series D Preferred Stock filed on March 13, 2000 but issued after the date thereof for consideration not less than the initial purchase price of the Series D Preferred Stock.

       7. Amendments. The provisions of these terms of the Series B Convertible Preferred Stock may not be amended, modified or waived without the written consent or affirmative vote of a majority of the holders of the Series B Convertible Preferred Stock. Except to the extent required by law, the vote of the holders of any other class of capital stock of the Company is not required for the amendment, modification or waiver of the terms of this Certificate of Designation.


       Digital Commerce Corporation has caused this certificate to be signed by Tony Bansal, its President, and attested by William H. Seippel, its Secretary, this 13th day of March, 2000.


                                                     /s/ Tony Bansal
                                                     ---------------------------
                                                     President
ATTEST:


/s/ William H. Seippel
---------------------------------------
Secretary

                      AMENDED CERTIFICATE OF DESIGNATIONS,
                          PREFERENCES AND RIGHTS OF THE
                     SERIES C CONVERTIBLE PREFERRED STOCK OF
                          DIGITAL COMMERCE CORPORATION


     DIGITAL COMMERCE CORPORATION, a corporation duly organized and validly existing under the General Corporation Law of the State of Delaware (the "Company"), DOES HEREBY CERTIFY that pursuant to the provisions of Section 151 of the Delaware General Corporation Law, its Board of Directors duly adopted the following resolutions amending the rights, preferences, privileges and restrictions of the Company's Series C Preferred Stock:

     WHEREAS, on September 2, 1999, the Company filed the Certificate of Designations, Preferences and Rights of the Series C Preferred Stock of the Company pursuant to Section 151 of the Delaware General Corporation Law setting forth the designations and the powers, privileges and rights, and the qualifications, limitations and restrictions of the Series C Preferred Stock; and

     WHEREAS, as of the date hereof, no shares of the Series C Preferred Stock have been issued by the Company; and

     WHEREAS, immediately prior to the filing of this Amended Certificate of Designations, the Company filed its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware; and

     WHEREAS, three hundred thousand (300,000) shares of preferred stock have been designated as Series A Preferred Stock, par value $0.01 per share pursuant to the Certificate of Designations, Preferences and Rights of Preferred Stock filed with the Secretary of State of the State of Delaware on November 3, 1995; and

     WHEREAS, six million (6,000,000) shares of preferred stock have been designated as Series B Preferred Stock pursuant to the Certificate of Designations, Preferences and Rights of the Series B Preferred Stock filed with the Secretary of State of the State of Delaware on March 26, 1999; and

     WHEREAS, eight million seven hundred nine thousand nine hundred two (8,709,902) shares of preferred stock have been designated as Series D Redeemable Convertible Preferred Stock, par value $0.01 per share pursuant to the Certificate of Designations, Preferences and Rights of the Series D Redeemable Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on the date hereof; and

     WHEREAS, the Board of Directors has determined that the designations and the powers, privileges and rights, and the qualifications, limitations and restrictions of the Series C Preferred Stock should be amended and re-designated as Series C Convertible Preferred Stock.

     NOW, THEREFORE, BE IT RESOLVED, that three million five hundred thousand (3,500,000) shares shall be designated as Series C Convertible Preferred Stock, par value $0.01 per share. The remaining shares of the preferred stock of the Company may be issued in one or more series. The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations and restrictions thereof in respect of the Series C Convertible Preferred Stock:

     1. Dividends. No dividends of cash or other property shall be paid on the common stock of the Company (the "Common Stock") (other than additional shares of Common Stock) unless the shares of Series C Convertible Preferred Stock receive the same dividends, pari passu with shares of any other series of Preferred Stock, that such shares would have received had they been converted into Common Stock immediately prior to the record date for such dividend.

     2. Liquidation Preference. In the event of (a) any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, (b) unless agreed otherwise in writing by a majority of the holders of the Series C Convertible Preferred Stock, a merger, recapitalization or consolidation of the Company in which the holders of capital stock of the Company do not retain a majority of the voting power of the surviving entity or (c) the sale of all or substantially all of the assets of the Company, distributions to the stockholders of the Company shall be made in the following manner: The holders of Series C Convertible Preferred Stock shall first be entitled to receive, pari passu with any distribution of any of the assets of the Company to the holders of any other series of Preferred Stock and prior and in preference to any distribution of any of the assets of the Company to the holders of any Common Stock or other capital stock of the Company, an amount equal to the aggregate initial purchase price applicable to such Series C Convertible Preferred Stock and each other series of Preferred Stock. The initial purchase price per share for Series C Convertible Preferred Stock is $2.86. After payment of the aggregate initial purchase price to the holders of Series C Convertible Preferred Stock and each other series of Preferred Stock, the holders of Series C Convertible Preferred Stock shall then be entitled to receive, pari passu with any distribution of any of the assets of the Company to the holders of any other series of Preferred Stock and prior and in preference to any distribution of any of the assets of the Company to the holders of any Common Stock or other capital stock of the Company, at their option, either:

          (i) an amount which would equal a 10% rate of return compounded annually on the initial purchase price applicable to the Preferred Stock held by such holders from the Original Issue Date to the date of distribution; or

          (ii) the amount that would be payable pursuant to such transaction to the holders of Preferred Stock if they converted their shares of Preferred Stock into Common Stock immediately prior to such transaction.

The aggregate amount to be paid to the holders of Preferred Stock pursuant to the foregoing provisions of this Section 2 is referred to as the "Preferential Amount". If the assets and funds of the Company shall be insufficient to permit the payment of the full Preferential Amount to the holders of Preferred Stock, then the entire assets of the Company legally available for distribution shall be distributed ratably among the holders of Preferred Stock in accordance with the aggregate liquidation preference of the shares of Preferred Stock held by each of them. After payment has been made to the holders of Preferred Stock of the full amount to which they are entitled above, the holders of Common Stock shall be entitled to share ratably in the remaining assets without participation by the holders of Preferred Stock.

     3. Voting. Except as otherwise required by law, or as specifically provided herein, the holders of shares of the Series C Convertible Preferred Stock shall vote as a single class with the holders of Common Stock and shall have such votes in respect of each share of Series C Convertible Preferred Stock on any matter submitted to the holders of Common Stock as the number of shares of Common Stock into which shares of Series C Convertible Preferred Stock may then be converted. Record holders of Series C Convertible Preferred Stock shall be entitled to notice of any stockholders' meeting or solicitation of stockholders' consents in the manner provided in the Bylaws of the Company for general notices.

     4.   Conversion.

     4.1 Right of Conversion. Each share of Series C Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time or from time to time, at the office of the Company or any transfer agent for the Series C Convertible Preferred Stock into the number of shares of the Common Stock of the Company obtained by dividing the initial purchase price by the then effective conversion price of the Series C Convertible Preferred Stock (as from time to time adjusted by this Section 4, the "Conversion Price"). The initial Conversion Price shall be equal to the Purchase Price. All calculations under this Section 4 shall be made to the nearest one hundredth of a cent.

     4.2 Automatic Conversion. Each share of Series C Convertible Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price upon the closing of the first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, covering the offer and sale of Common Stock for the account of the Company to the public generally and providing net proceeds to the Company (after underwriter commissions and discounts and other offering expenses) of not less than $30,000,000 and at a price per share of Common Stock not less than 200% of the initial Conversion Price, adjusted for stock splits and stock dividends after the Original Issue Date (as hereinafter defined) (a "Qualified Public Offering").

     4.3 Mechanics of Conversion. Before any holder of Series C Convertible Preferred Stock shall be entitled to convert the same into shares of Common Stock and to receive certificates therefor, such holder shall surrender the Series C Convertible Preferred Stock certificates, duly endorsed, at the office of the Company or of any transfer agent for the Series C Convertible Preferred Stock, and shall give written notice to the Company at such office that such holder elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to Section 4.2, the outstanding shares of Series C Convertible Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, further, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless and until the certificates evidencing such shares of Series C Convertible Preferred Stock are either delivered to the Company or its transfer agent as provided above, or the holder provides evidence reasonably satisfactory to the Company or its transfer agent that such certificates have been lost, stolen, destroyed or mutilated and delivers an indemnity bond in such reasonable amount as the Company may determine. The Company shall, as soon as practicable after such delivery, or execution of such agreement in the case of a lost, stolen or destroyed certificate, issue and deliver at such office to such holder of Series C Convertible

Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock plus all accrued and unpaid dividends on such holder's Series C Convertible Preferred Stock so converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series C Convertible Preferred Stock to be converted, or in the case of automatic conversion immediately upon closing of the Qualified Public Offering, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

     4.4 Adjustment of Conversion Price due to Issuance of Additional Shares. The Conversion Price shall be subject to adjustment as follows:

          4.4.1 Special Definitions

               (a) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

               (b) "Original Issue Date" shall mean the date on which the Series D Convertible Preferred Stock is first issued by the Company.

               (c) "Convertible Securities" shall mean any indebtedness, shares or other securities convertible into or exchangeable for Common Stock.

               (d) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 4.4.6, deemed to be issued) by the Company after the Original Issue Date, other than shares of Common Stock issued or issuable (or, pursuant to Section 4.4.6, deemed to be issued) at any time:

                    (i) upon conversion of the Series C Convertible Preferred Stock authorized herein, convertible notes or any other series of Preferred Stock or upon exercise of the other options and warrants outstanding on the Original Issue Date;

                    (ii) as a stock dividend, stock split or similar distribution on the Series C Convertible Preferred Stock or any other capital stock of the Company or any other event for which adjustment is made pursuant to Section 4.4.3;

                    (iii) Options or shares of Common Stock issuable upon exercise of Options to the extent such Options have been reserved for such purpose as of the date hereof pursuant to the Company's stock option plan and do not exceed 6,477,847 shares;

                    (iv) in connection with sales of Common Stock or other Future Shares to the holders of the Series C Convertible Preferred Stock pursuant to the exercise by such holders of their rights under
          Section 6.1;

                    (v) by way of dividend or other distribution on securities excluded from the definition of Additional Shares of Common Stock by the foregoing clauses of this Section 4.4.1(d); or

                    (vi) by conversion or exchange of the Series A Notes in accordance with section 6.8 of the Purchase Agreement.

     4.4.2 No Adjustment of Conversion Price. No adjustment in the Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock (a) unless the consideration per share (determined pursuant to Section 4.4.7) for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the applicable Conversion Price in effect on the date of, and immediately prior to, such issue, or (b) if prior to such issuance a majority of the holders of Series C Convertible Preferred Stock give a written waiver of such adjustment.

     4.4.3 Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Company shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4.4.6 but excluding Additional Shares of Common Stock described in
Section 4.4.4) for a consideration per share less than the applicable Conversion Price of the Series C Convertible Preferred Stock in effect on the date of and immediately prior to such issue, then and in such event, the applicable Conversion Price shall be reduced, concurrently with such issue, to a new Conversion Price obtained by dividing (a) an amount equal to the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue multiplied by the then applicable Conversion Price and (ii) the consideration, if any, deemed received by the Company upon such issue by (b) the total number of shares of Common Stock deemed to be outstanding immediately after such issue; provided, however, that, for purposes of any calculation under this Section 4.4.3, all shares of Common Stock outstanding or issuable upon conversion of outstanding Options, Convertible Securities (including the Series C Convertible Preferred Stock) immediately prior to giving effect to such calculation shall be deemed to be outstanding. In no event will the Conversion Price be adjusted as the result of any issuance of any Additional Shares of Common Stock for any amount equal to or higher than the Conversion Price in effect immediately prior to such issuance.

     4.4.4 Adjustment of Conversion Price for Certain Option Grants. In the event the Company grants options pursuant to a stock option plan deemed to be the issuance of Additional Shares of Common Stock pursuant to Section 4.4.6 at any time within twelve months of the Original Issue Date, then and in such event, the applicable Conversion Price shall be reduced, concurrently with such grant, to a new Conversion Price equal to the Conversion Price in effect immediately prior to the issuance of such Additional Shares of Common Stock multiplied by a fraction the numerator of which is the number of shares of Common Stock deemed outstanding immediately prior to such issuance and the denominator of which is the number of shares of Common Stock deemed outstanding immediately after such issuance, after taking into account the adjustment of the Conversion Price pursuant to this Section 4.4.4 (assuming for purposes of this calculation that all shares of Common Stock outstanding or issuable upon conversion or exercise of Options and Convertible Securities (including the Series C Convertible Preferred Stock) shall be deemed to be outstanding). Any grant of options pursuant to a stock option plan deemed to be the issuance of Additional Shares of Common Stock pursuant to Section 4.4.6 at any time after twelve months of the Original Issue Date shall be subject to Section 4.4.3.

     4.4.5 Adjustments for Subdivisions, Stock Dividends, Combinations or Consolidation of Common Stock. In the event the outstanding shares of Common Stock shall be increased by way of stock issued as a dividend for no consideration or subdivided (by stock split or otherwise) into a greater number of shares of Common Stock, the respective Conversion Prices then in effect shall, concurrently with the effectiveness of such increase or subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the respective Conversion Prices then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

     4.4.6 Deemed Issue of Additional Shares of Common Stock Options and Convertible Securities. Except as provided in Sections 4.4.1, 4.4.3, 4.4.4 or 4.4.5, in the event the Company at any time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; provided, however, that for purposes of this Section 4.4.6 Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 4.4.7) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of, and immediately prior to, such issue, or such record date, as the case may be (except as provided below in this Section 4.4.6); and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

     (a) no further adjustment in the applicable Conversion Price shall be made upon the subsequent issue of shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities or upon the subsequent issue of such Convertible Securities or Options;

     (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or any increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase becoming effective, be recomputed to reflect such increase insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

     (c) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon shall be readjusted to the Conversion Price that would have been in effect if no adjustment had been made with respect to such Options or Convertible Securities;

     (d) in the event of any changes in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of such Options or Convertible Securities, including a change resulting from the anti-dilution provisions thereof, the Conversion Price then in effect shall be readjusted to the Conversion Price that would have been in effect if the adjustment which was made upon the issuance of such Options or Convertible Securities had been made upon the basis of such change;

     (e) no readjustment pursuant to clauses (b) or (d) above shall have the effect of increasing the applicable Conversion Price to an amount which exceeds the lower of (i) the applicable Conversion Price on the original adjustment date, or (ii) the applicable Conversion Price that resulted from the issuance or deemed issuance of other Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

     (f) in the event the Company amends the terms of any Options or Convertible Securities (whether such Options or Convertible Securities were outstanding on the Original Issue Date or were issued after the Original Issue
Date), then such Options or Convertible Securities, as so amended, shall be deemed to have been issued after the Original Issue Date and the provisions of this Section 4.4.6 shall apply.

     4.4.7 Determination of Consideration. For purposes of this Section 4.4, the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

          (a)  Cash and Property: Such consideration shall:

               (i) insofar as it consists of cash, be computed at the aggregate amount of cash proceeds received by the Company excluding amounts paid or payable for accrued interest or accrued dividends;

               (ii) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Company; and

               (iii) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and
          (ii) above, which is allocated to the Additional Shares of Common Stock as determined in good faith by the Board of Directors.

          (b) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4.4.6, relating to Options and Convertible Securities, shall be determined by dividing

               (i) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus, subject to Section 4.4.6(b), the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

               (ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

     4.4.8 Other Dilutive Events. In case any event shall occur as to which the other provisions of this Section 4.4 are not strictly applicable, but the failure to make any adjustment in the Conversion Price would not fairly protect the conversion rights represented by the Series C Convertible Preferred Stock in accordance with the intention of this Section 4, then, upon request of a majority of the holders of Series C Convertible Preferred Stock, the Board of Directors of the Company shall appoint a firm of independent public accountants of recognized national standing (which may be the regular auditors of the Company) to give their opinion as to the adjustment, if any, on a basis consistent with the intention of this Section 4, necessary to preserve without dilution the conversion rights represented by the Series C Convertible Preferred Stock. Upon receipt of such opinion, the Company will promptly furnish a copy thereof to the holders of the Series C Convertible Preferred Stock and the Conversion Price shall be adjusted in accordance therewith to the extent recommended by such accountants. The fees and expenses of such accountants shall be paid by the Company; provided, however, that if such accountants opine that no adjustment is necessary, such fees and expenses will be paid by the holders of the Series C Convertible Preferred Stock.

     4.5 Other Distributions. In the event the Company shall declare a distribution payable in securities of the Company (other than shares of Common Stock), securities of other entities, securities evidencing indebtedness issued by the Company or other entities, assets (including cash dividends) or options or rights, then, in each such case, the holders of the Series C Convertible Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock into which their shares of Series C Convertible Preferred Stock were convertible as of the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution.

     4.6 Subsequent Events. In the event of any recapitalization, consolidation or merger of the Company or its successor which does not entitle the holders of the Series C Convertible Preferred Stock to the distribution provided for in
Section 2, the shares of Series C Convertible Preferred Stock shall be convertible into such shares or other interests as the Series C Convertible Preferred Stock would have been entitled if the Series C Convertible Preferred Stock had been converted into Common Stock immediately prior to such event.

     4.7 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series C Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment is based. The Company shall, upon the written request at any time of any holder of Series C Convertible Preferred Stock, furnish or cause to be furnished to such holder a certificate setting forth (a) all such adjustments and readjustments previously made, (b) the Conversion Price at the time in effect, and (c) the number of shares of Common Stock and the amount, if any, of other property which at such time would be received upon the conversion of Series C Convertible Preferred Stock.

     4.8 Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Series C Convertible Preferred Stock shall be made without charge to the holders thereof for any issuance tax; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the name of the holder of the Series C Convertible Preferred Stock which is being converted.

     5.   Certain Covenants.

     5.1 Special Restrictions. At any time when shares of Series C Convertible Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Company is required by law or by the Certificate of Incorporation, and in addition to any other vote required by law or the Certificate of Incorporation, without the consent of the majority of the holders of the Series C Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, the Company will not:

          (a) create or authorize the creation of any additional class or series of shares of stock, or issue any shares thereof, unless the same ranks junior to the Series C Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Company or increase the authorized amount of the Series C Convertible Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Series C Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Company, or create or authorize any instrument or security convertible into shares of Series C Convertible Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Series C Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Company, whether any such creation, authorization or increase shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise;

          (b) amend, alter or repeal its Certificate of Incorporation or By-laws in a manner that is adverse to the holders of Series C Convertible Preferred Stock in any respect or for which the holders of Series C Convertible Preferred Stock did not receive prior written notice;

          (c) purchase or set aside any sums for the purchase of any shares of stock or other securities other than (i) the Series C Convertible Preferred Stock as provided in this

     Amended Certificate of Designation, (ii) the repurchase of the Series A Notes in accordance with section 6.8 of that certain Securities Purchase Agreement, dated as of March 13, 2000, among the Company and the Investors party thereto and (iii) the purchase of shares of Common Stock or other securities from former employees of the Company who acquired such shares directly from the Company or the Stock Option Plan (as defined in the Purchase Agreement), if each such purchase is made pursuant to contractual rights held by the Company relating to the termination of employment of any such former employee and the total purchase price does not exceed $100,000 plus any applicable life insurance payments for all such purchases from each such former employee;

          (d) redeem or otherwise acquire any shares of Series C Convertible Preferred Stock except pursuant to a purchase offer made pro rata to all holders of the shares of Series C Convertible Preferred Stock on the basis of the aggregate number of outstanding shares of Series C Convertible Preferred Stock then held by each such holder;

          (e) consent to any liquidation, dissolution or winding up of the Company; or

          (f) consolidate or merge into or with any other entity or entities or sell or transfer all or substantially all its assets.

     5.2 No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of all or a substantial portion of its assets, consolidation, merger, dissolution, issue or sale of securities, closing or transfer books or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Certificate of Designation by the Company, but will at all times in good faith assist in carrying out all the provisions of this Certificate of Designation and in taking all such action as may be necessary or appropriate in order to protect the conversion and other rights of the holders of Series C Convertible Preferred Stock against impairment.

     5.3 Reservation of Shares. So long as any share of Series C Convertible Preferred Stock shall remain outstanding, the Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized capital stock, for the purpose of issuance upon conversion of the Series C Convertible Preferred Stock, the full number of shares of Common Stock then issuable upon exercise of all outstanding shares of Series C Convertible Preferred Stock. If the Company's Common Stock shall be listed on any national stock exchange, the Company at its expense shall include in its listing application all of the shares of Common Stock reserved for issuance upon conversion of the Series C Convertible Preferred Stock (subject to issuance or notice of issuance to the exchange) and will similarly procure the listing of any further Common Stock reserved for issuance upon conversion of the Series C Convertible Preferred Stock at any subsequent time as a result of adjustments in the outstanding Common Stock or otherwise.

     5.4 Validity of Shares. The Company will from time to time take all such action as may be required to assure that all shares of Common Stock which may be issued upon conversion of any share of the Series C Convertible Preferred Stock will, upon issuance, be legally and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof. Without limiting the generality of the foregoing, the Company will from time to time take all such action as may be required to assure that the par value per share, if any, of the Common Stock is at all times equal to or less than the lowest quotient obtained by dividing the then current par value of the Series C Convertible Preferred Stock by the number of shares of Common Stock into which each share of Series C Convertible Preferred Stock can, from time to time, be converted.

     5.5  Notice of Certain Events. If at any time:

          (a) the Company shall declare any dividend or distribution payable to the holders of its Common Stock;

          (b) the Company shall offer for subscription pro rata to the holders of Common Stock any additional shares of stock of any class or any other rights;

          (c) any recapitalization of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or business organization shall occur; or

          (d) a voluntary or involuntary dissolution, liquidation or winding up of the Company shall occur;

then, in any one or more of such cases, the Company shall give the registered holders of the Series C Convertible Preferred Stock written notice, by registered mail, of the date on which a record shall be taken for such dividend, distribution or subscription rights or for determining stockholders entitled to vote upon such recapitalization, consolidation, merger, sale, dissolution, liquidation or winding up and of the date when any such transaction shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such recapitalization, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the record date with respect thereto.

     5.6 No Reissuance of Preferred Stock. No shares of Series C Convertible Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Company shall be authorized to issue. The Company may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

     6.   Preemptive Rights.

     6.1 Right of First Offer. Until the closing under a Qualified Public Offering, the Company shall not issue or sell any Common Stock (including securities convertible into, or options, warrants or other rights to purchase Common Stock, but excluding the shares described in Section 6.7) (collectively, the "Future Shares") to any Person (an "Offeree") without first providing each holder of Series C Convertible Preferred Stock the right to subscribe for its Proportionate Percentage of the Future Shares at the same price and on the same terms which shall have been offered or are proposed to be offered by the Company to such Offeree and which shall have been specified by the Company in a notice delivered to each holder of Series C Convertible Preferred Stock (the

"Proposal"). The Proposal by its terms shall remain open and irrevocable for a period of 30 days from the date it is delivered by the Company to each holder of Series C Convertible Preferred Stock (the "Future Shares Exercise Period"). The Proposal shall also certify that the Company has either (a) received a bona fide offer from a prospective purchaser, who shall be identified in such certification, and that the Company in good faith believes a binding agreement of sale is obtainable for consideration having a fair market, cash equivalent or present value set forth in such certification; or (b) intends in good faith to make an offering of its securities to prospective purchasers, who shall be identified to the extent possible in such certification at the price and on the terms set forth in such certification.

     "Proportionate Percentage" means, for any holder of Series C Convertible Preferred Stock, the percentage of Future Shares covered by the Proposal equal to (i) the number of shares of Common Stock into which the shares of Series C Convertible Preferred Stock held by such holder would then be convertible divided by (ii) the total number of shares of Common Stock outstanding at the time of delivery of the Proposal (assuming the conversion or exercise of all issued and outstanding Convertible Securities and Options).

     6.2 Notice. Notice of each holder of Series C Convertible Preferred Stock's intention to accept the Proposal made pursuant to Section 6.1 shall be evidenced by a writing signed by such holder and delivered to the Company prior to the end of the Future Shares Exercise Period (the "Notice of Purchase") setting forth that portion of the Future Shares such holder elects to purchase (the "Accepted Shares").

     6.3 Full Acceptance. In the event that each holder of Series C Convertible Preferred Stock elects to purchase all of the shares offered to such holder in the Proposal, the Company shall sell to each such holder, pursuant to Section 6.6, the number of Accepted Shares set forth in such holder's Notice of Purchase.

     6.4 Partial Acceptance. In the event that one or more holders of Series C Convertible Preferred Stock do not elect to purchase all of the shares offered to such holders in the Proposal, the Company shall sell to each holder electing to purchase, pursuant to Section 6.6, the number of Accepted Shares, if any, set forth in such holder's Notice of Purchase. Holders of Series C Convertible Preferred Stock may purchase pursuant to Section 6.6 any remaining shares offered in the Proposal not purchased by the other holders of Series C Convertible Preferred Stock pro rata based on the respective Proportionate Percentages of such holders wishing to purchase additional shares, or as they may otherwise agree.

     6.5 No Fractional Shares. For the purpose of avoiding fractions as to Future Shares, the Company may adjust upward or downward by not more than one full share the number of Future Shares which any holder of Series C Convertible Preferred Stock would otherwise be entitled to purchase.

     6.6 Sale of Shares. No later than 30 days after the expiration of the Future Shares Exercise Period, the Company shall deliver to each holder of Series C Convertible Preferred Stock who has submitted a Notice of Purchase to the Company a notice indicating the number of Future Shares which the Company shall sell to such holder pursuant to this Section 6 and the terms and conditions of such sale, which shall be in all respects (including unit price and interest rates) the same as specified in the proposal. The sale to such holders of such Future Shares shall take place not later than 10 days after receipt of such notice.

     Any sale to an Offeree of Future Shares that were not selected for purchase by the holders of Series C Convertible Preferred Stock as provided above shall take place not later than 90 days after the expiration of the Future Shares Exercise Period. Such sale shall be upon terms and conditions in all respects (including unit price and interest rates) which are no more favorable to such Offeree or less favorable to the Company than those set forth in the Proposal. Any refused Future Shares not purchased by the Offeree as contemplated by the Proposal within the 90-day period specified above shall remain subject to this
Section 6.

     6.7 Exclusion of Certain Shares. Notwithstanding any contrary provision of this Section 6, Future Shares shall not include shares of Common Stock or other securities (i) issued pursuant to a public offering by the Company, (ii) issued pursuant to any merger or other consolidation of the Company with another Person, (iii) issued for services or in a transaction the purpose of which is not to raise capital, (iv) excluded from the definition of "Additional Shares of Common Stock" under Section 4.4.1(d), or (v) constituting Series D Preferred Stock authorized by the Certificate of Designation designating the Series D Preferred Stock filed on March 13, 2000 but issued after the date thereof for consideration not less than the initial purchase price of the Series D Preferred Stock.

     7. Amendments. The provisions of these terms of the Series C Convertible Preferred Stock may not be amended, modified or waived without the written consent or affirmative vote of a majority of the holders of the Series C Convertible Preferred Stock. Except to the extent required by law, the vote of the holders of any other class of capital stock of the Company is not required for the amendment, modification or waiver of the terms of this Certificate of Designation.

     Digital Commerce Corporation has caused this certificate to be signed by Tony Bansal, its President, and attested by William H. Seippel, its Secretary, this 13th day of March, 2000.


                                                  /s/ Tony Bansal
                                                  ------------------------------
                                                  President
ATTEST:


/s/ William H. Seippel
--------------------------------
Secretary

               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

                                     of the

                 SERIES D REDEEMABLE CONVERTIBLE PREFERRED STOCK

                                       of

                          DIGITAL COMMERCE CORPORATION

               Pursuant to Section 151 of the General Corporation
                          Law of the State of Delaware



     Digital Commerce Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), does by its President hereby certify that pursuant to the provisions of Section 151 of the Delaware General Corporation Law, its Board of Directors, duly adopted the following resolution establishing the rights, preferences, privileges and restrictions of the Series D Redeemable Convertible Preferred Stock of the Company, which resolution remains in full force and effect as of the date hereof:

     WHEREAS: The Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation") authorizes the issuance of up to 50,000,000 shares of preferred stock, $0.01 par value, in one or more series, with such voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be stated and expressed in a resolution or resolutions providing for the creation and issuance of any such series adopted by the Board of Directors of the Company prior to the issuance of any shares of such series, pursuant to authority expressly vested in the Board of Directors by the Certificate of Incorporation. Of the 50,000,000 shares of Preferred Stock of the Company, 300,000 shares have been designated Series A Preferred Stock, par value $0.01 per share, 6,000,000 shares have been designated Series B Convertible Preferred Stock, par value $0.01 per share, and 3,500,000 shares have been designated Series C Convertible Preferred Stock, par value $0.01 per share; and

     WHEREAS, it is the desire of the Board of Directors of the Company, pursuant to its authority as aforesaid, to authorize and fix the terms of the Series D Redeemable Convertible Preferred Stock and the number of shares constituting such series;

     NOW, THEREFORE, BE IT RESOLVED, that pursuant to Article III, Section 3.2 of the Certificate of Incorporation, the Series D Redeemable Convertible Preferred Stock is hereby authorized on the terms and with the provisions herein set forth:

               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

                                     of the

                 SERIES D REDEEMABLE CONVERTIBLE PREFERRED STOCK

                                       of

                          DIGITAL COMMERCE CORPORATION

                                TABLE OF CONTENTS



1.       DESIGNATION AND AMOUNT...................................................................................1

2.       DEFINITIONS..............................................................................................1

3.       DIVIDENDS................................................................................................4

4.       LIQUIDATION PREFERENCE...................................................................................4

5.       VOTING RIGHTS; REPRESENTATIVE DIRECTORS; ETC.............................................................5
         5.1.     Votes Per Share; Notices........................................................................5
         5.2.     Preferred Directors.............................................................................5
         5.3.     Tenure..........................................................................................5

6.       REDEMPTION...............................................................................................6
         6.1.     Optional Redemption.............................................................................6



7.       CONVERSION...............................................................................................6
         7.1.     Right of Conversion.............................................................................6
         7.2.     Automatic Conversion............................................................................7
         7.3.     Mechanics of Conversion.........................................................................7
         7.4.     Special Adjustments of Conversion Price.........................................................8
         7.5.     Adjustment of Conversion Price due to Issuance of Additional Shares.............................9
                  7.5.1.   Special Definitions...................................................................10
                  7.5.2.   No Adjustment of Conversion Price.....................................................10
                  7.5.3.   Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock.....11
                  7.5.4.   Adjustment of Conversion Price for Certain Option Grants..............................11
                  7.5.5.   Adjustments for Subdivisions, Stock Dividends, Combinations or Consolidation of
         Common Stock............................................................................................12
                  7.5.6.   Deemed Issue of Additional Shares of Common Stock - Options and Convertible
         Securities..............................................................................................12
                  7.5.7.   Determination of Consideration........................................................13
                  7.5.8.   Other Dilutive Events.................................................................14
         7.6.     Other Distributions............................................................................15
         7.7.     Subsequent Events..............................................................................15
8.       CERTAIN COVENANTS.......................................................................................15
         8.1.     Special Restrictions...........................................................................15
         8.2.     No Impairment..................................................................................16
         8.3.     Reservation of Shares..........................................................................17
         8.4.     Validity of Shares.............................................................................17
         8.5.     Notice of Certain Events.......................................................................17
         8.6.     No Reissuance of Preferred Stock...............................................................18



9.       PREEMPTIVE RIGHTS.......................................................................................18
         9.1.     Right of First Offer...........................................................................18
         9.2.     Notice.........................................................................................19
         9.3.     Full Acceptance................................................................................19
         9.4.     Partial Acceptance.............................................................................19
         9.5.     No Fractional Shares...........................................................................19
         9.6.     Sale of Shares.................................................................................19
         9.7.     Exclusion of Certain Shares....................................................................20


10.      AMENDMENTS..............................................................................................20

                 SERIES D REDEEMABLE CONVERTIBLE PREFERRED STOCK

1. DESIGNATION AND AMOUNT. The designation of the fourth series of the authorized preferred stock, $0.01 par value, of the Company shall be Series D Redeemable Convertible Preferred Stock (the "Series D Preferred Stock"). The number of shares of Series D Preferred Stock shall initially be 8,709,902, subject to increase (but only as to shares of Preferred Stock authorized by the Certificate of Incorporation with respect to which the powers, designations, preferences and rights shall not then have been previously designated) or decrease (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors.

     The relative powers, preferences and rights, and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, granted to or imposed on the Series D Preferred Stock are set forth below:

2. DEFINITIONS. Certain capitalized terms are used in this Certificate of Designation as specifically defined below in this Section 2, certain capitalized terms used in this Certificate of Designation which are defined in the Purchase Agreement shall have the meanings ascribed to such terms in the Purchase Agreement and certain capitalized terms used in this Certificate of Designation which are defined in the Certificate of Incorporation shall have the meanings ascribed to such terms in the Certificate of Incorporation. Except as the context otherwise explicitly requires, (a) the capitalized term "Section" refers to sections of this Certificate of Designation, (b) references to a particular
Section include all subsections thereof, (c) the word "including" shall be construed as "including without limitation", (d) accounting terms not otherwise defined herein have the meaning provided under generally accepted accounting principles, (e) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulation or rules, in each case as from time to time in effect and (f) references to a particular Person include such Person's successors and assigns to the extent not prohibited by this Certificate of Designation and the Purchase Agreement. References to "the date hereof" mean the effective date of this Certificate of Designation.

     2.1. "Accepted Shares" is defined in Section 9.2.


     2.2. "Additional Shares of Common Stock" is defined in Section 7.5.1(d).


     2.3. "By-laws" means all written rules, regulations, procedures, by-laws and all other similar documents relating to the management, governance or internal regulation of a Person other than an individual, or interpretive of the Certificate of Incorporation or other charter documents of such Person, each as from time to time amended or modified.

     2.4. "Common Stock" means the common stock, $0.01 par value, of the Company.

     2.5. "Company" means Digital Commerce Corporation, a Delaware corporation.

     2.6.  "Conversion Price" is defined in Section 7.1.


     2.7.  "Convertible Securities" is defined in Section 7.5.1(c).


     2.8. "Fair Market Value" means with respect to any share of Series D Preferred Stock (a "Relevant Share"), as of any date, (i) if such stock is listed or admitted to trade on a national securities exchange, the averaged closing price of such stock on such national securities exchange for the 20 trading days immediately prior to such date, (ii) if such stock is not listed on a national securities exchange, then the average closing price of such stock quoted on the National Market System of the National Association of Securities Dealers, Inc. for the 20 trading days immediately prior to such date (iii) if such stock is not listed to trade on the National Market System, the average of the mean between the bid and asked price for such stock on any electronic quotation system for the 20 trading days immediately prior to such date, or (iv) if such stock is not listed or admitted to trade on a national securities exchange, the National Market System or any electronic quotation system, the pro rata portion represented by such Relevant Share (assuming that all shares of Common Stock issuable upon exercise or conversion of Options or Convertible Securities are outstanding) of the value of the whole Company as a going concern, not giving effect to any discount which may otherwise be attributable to the fact that such Relevant Shares constitute less than a majority of the shares outstanding or lack liquidity. Fair Market Value shall initially be determined in good faith by the Board; provided, however, that in each case a Relevant Share is valued by the Board, the Required Holders may deliver to the Company a written objection to the determination of the Board of Fair Market Value of the Relevant Shares. If the Board and Required Holders thereafter agree on a Fair Market Value of the Relevant Shares, such agreement shall be binding on the Company and all of the holders of the Relevant Shares. If the parties are unable to agree on the Fair Market Value of the Relevant Shares, they shall mutually select an independent nationally recognized investment banking firm to determine the Fair Market Value of the Relevant Shares and the determination of such investment banking firm shall be binding upon the parties. In the event the parties are unable to mutually select an investment banking firm, the Company and the holders of the Relevant Shares shall each select their own nationally-recognized investment banking firm and the two such firms shall mutually select a third nationally-recognized investment banking firm to determine the Fair Market Value of the Relevant Shares and the determination of the third investment banking firm shall be binding upon the parties hereto. All costs incurred in connection with determining Fair Market Value of the Relevant Shares, including the costs of engaging each nationally-recognized investment banking firm, shall be borne equally by the Company and the holders of the Relevant Shares.

     2.9.  "Future Shares" is defined in Section 9.1.

     2.10. "Future Shares Exercise Period" is defined in Section 9.1.


     2.11. "Investor Agreements" means the Purchase Agreement, this Certificate of Designation, the Stockholders Agreement, the Registration Rights Agreement, and any other agreement or instrument entered into between the Company and the Investors and any amendment or modification to any of the foregoing.

     2.12. "Member of the Immediate Family", as applied to any individual, means each parent, spouse, child, brother, sister or the spouse of a child, brother or sister of the individual, and each trust or family limited partnership created for the benefit of one or more of such persons.

     2.13. "Net Revenue" is defined in Section 7.4.

     2.14. "Notice of Purchase" is defined in Section 9.2.

     2.15. "Offeree" is defined in Section 9.1.

     2.16. "Options" is defined in Section 7.5.1(a).

     2.17. "Original Issue Date" is defined in Section 7.5.1(b).

     2.18. "Person" means an individual, partnership, corporation, company, association, trust, joint venture, unincorporated organization, business trust, limited liability company and any governmental department or agency or political subdivision.

     2.19. "Powertrust Adjustment Event" means the failure of the Company to spin off its Powertrust.com, Inc. to its stockholders, or to limit its investments in Powertrust.com, Inc., as required by section 6.7.3 of the Purchase Agreement.

     2.20. "Preferential Amount" is defined in Section 4.

     2.21. "Preferred Director" is defined in Section 5.3.

     2.22. "Preferred Stock" means the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock of the Company.

     2.23. "Proportionate Percentage" is defined in Section 9.1.

     2.24. "Proposal" is defined in Section 9.1.

     2.25. "Purchase Agreement" means the Securities Purchase Agreement, dated as of March 13, 2000, among the Company and the Investors party thereto.

     2.26. "Purchase Price" is defined in Section 7.1.

     2.27. "Qualified Public Offering" is defined in Section 7.2.

     2.28. "Redemption Notice" is defined in Section 6.1.

     2.29. "Redemption Notice Date" is defined in Section 6.1(a).

     2.30. "Redemption Price" is defined in Section 6.1.

     2.31. "Relevant Shares" is defined in Section 2.9.

     2.32. "Required Holders" means the holders of a majority of the then outstanding Series D Preferred Stock.

     2.33. "Series B Preferred Stock" means the Series B Convertible Preferred Stock, par value $0.01 per share, of the Company.

     2.34. "Series C Preferred Stock" means the Series C Convertible Preferred Stock, par value $0.01 per share, of the Company.

     2.35. "Series D Preferred Stock" is defined in Section 1.

     2.36. "Target Revenue" is defined in Section 7.4.

3. DIVIDENDS. No dividends of cash or other property shall be paid on the Common Stock (other than additional shares of Common Stock) unless the shares of Series D Preferred Stock receive the same dividends, pari passu with shares of any other Series of Preferred Stock, that such shares would have received had they been converted into Common Stock immediately prior to the record date for such dividend.

4. LIQUIDATION PREFERENCE. In the event of (a) any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, (b) unless agreed otherwise in writing by the Required Holders, a merger, recapitalization or consolidation of the Company in which the holders of capital stock of the Company do not retain a majority of the voting power of the surviving entity or
(c) the sale of all or substantially all of the assets of the Company, distributions to the stockholders of the Company shall be made in the following manner: The holders of Series D Preferred Stock shall first be entitled to receive, pari passu with any distribution of any of the assets of the Company to the holders of any other series of Preferred Stock and prior and in preference to any distribution of any of the assets of the Company to the holders of any Common Stock or other capital stock of the Company, an amount equal to the aggregate initial purchase price applicable to such Series D Preferred Stock and each other series of Preferred Stock. After payment of the aggregate initial purchase price to the holders of Series D Preferred Stock and each other series of Preferred Stock, the holders of Series D Preferred Stock shall then be entitled to receive, pari passu with any distribution of any of the assets of the Company to the holders of any other series of Preferred Stock and prior and in preference to any distribution of any of the assets of the Company to the holders of any Common Stock or other capital stock of the Company, at their option, either:

          (i) an amount which would equal a 10% rate of return compounded annually on the initial purchase price applicable to the Preferred Stock held by such holders from the Original Issue Date to the date of distribution; or

          (ii) the amount that would be payable pursuant to such transaction to the holders of Preferred Stock if they converted their shares of Preferred Stock into Common Stock immediately prior to such transaction.

The aggregate amount to be paid to the holders of Preferred Stock pursuant to the foregoing provisions of this Section 4 is referred to as the "Preferential Amount". If the assets and funds of the Company shall be insufficient to permit the payment of the full Preferential Amount to the holders of Preferred Stock, then the entire assets of the Company legally available for distribution shall be distributed ratably among the holders of Preferred Stock in accordance with the aggregate liquidation preference of the shares of Preferred Stock held by each of them. After payment has been made to the holders of Preferred Stock of the full amount to which they are entitled above, the holders of Common Stock shall be entitled to share ratably in the remaining assets without participation by the holders of Preferred Stock.

5.   VOTING RIGHTS; REPRESENTATIVE DIRECTORS; ETC.

     5.1. Votes Per Share; Notices. Except as otherwise provided herein (including the election of Preferred Directors pursuant to Section 5.2) or provided by law, the holders of Series D Preferred Stock shall vote as a single class with the holders of Common Stock and shall have such votes in respect of each share of Series D Preferred Stock on any matter submitted to the holders of Common Stock as the number of shares of Common Stock into which shares of Series D Preferred Stock may then be converted. Record holders of Series D Preferred Stock shall be entitled to notice of any stockholders' meeting or solicitation of stockholders' consents in the manner provided in the Bylaws of the Company for general notices.

     5.2. Preferred Directors. Prior to the consummation of a Qualified Public Offering, (a) so long as at least 50% of the shares of Series D Preferred Stock issued on the Original Issue Date remain outstanding, the holders of a majority of the shares of Series D Preferred Stock, voting separately as a single class, shall be entitled to elect two directors and (b) so long as at least 10% (but less than 50%) of the shares of Series D Preferred Stock issued on the Original Issue Date remain outstanding, the holders of a majority of the shares of Series D Preferred Stock, voting separately as a single class, shall be entitled to elect one director. Prior to the consummation of a Qualified Public Offering, the number of directors of the Company shall not exceed seven.

     5.3. Tenure. Each Director elected by the holders of Series D Preferred Stock pursuant to Section 5.2 (a "Preferred Director") shall serve for a term as provided in the following sentence and until such Preferred Director's successor is elected and qualified. One Preferred Director shall be classified as a Class I Director (as defined in the Company's Certificate of

Incorporation) and one Preferred Director shall be classified as a Class II Director (as defined in the Company's Certificate of Incorporation), each one serving for the term applicable to such class. So long as the holders of Series D Preferred Stock are entitled to elect Preferred Directors, any vacancy in the position of a Preferred Director may be filled only by vote of the holders of a majority of the shares of Series D Preferred Stock entitled to vote thereon. A Preferred Director may, during such Preferred Director's term of office, be removed at any time, with or without cause, only by the affirmative vote of the holders of record of a majority of the outstanding shares of Series D Preferred Stock.

6.   REDEMPTION.

     6.1. Optional Redemption. In the event that any outstanding shares of Series D Preferred Stock have not been converted pursuant to Section 7 on or prior to February 28, 2005, then, at any time on or after March 1, 2005, upon notice to the Company given by the Required Holders (a "Redemption Notice"), the Company shall redeem all, but not less than all, outstanding shares of Series D Preferred Stock at a price (the "Redemption Price") that is equal to the greater of:

          (a) The Purchase Price plus an amount which would equal a 10% rate of return compounded annually on the Purchase Price from the Original Issue Date to the date on which the Company receives the Redemption Notice (the "Redemption Notice Date"); or

          (b) The Fair Market Value on the Redemption Notice Date.

The Redemption Price shall be paid in cash in twelve equal installments on the last day of each fiscal quarter following the Redemption Notice Date. The right created by this Section 6.1 shall terminate upon the conversion of all of the outstanding shares of Series D Preferred Stock pursuant to Section 7.

7.   CONVERSION.

     7.1. Right of Conversion. Each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time or from time to time, at the office of the Company or any transfer agent for the Series D Preferred Stock into the number of shares of the Common Stock of the Company obtained by dividing the initial purchase price per share of $5.8347 (the "Purchase Price") by the then effective conversion price of the Series D Preferred Stock (as from time to time adjusted by this Section 7, the "Conversion Price"). The initial Conversion Price shall be equal to the Purchase Price. All calculations under this Section 7 shall be made to the nearest one hundredth of a cent. The corresponding initial purchase price for shares of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock will be $1.00 and $2.86 per share, respectively.

     7.2. Automatic Conversion. Each share of Series D Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price upon the closing of the first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, with lead underwriters approved by the Required Holders (it being understood that the following Persons are hereby approved as lead underwriters by the Required Holders: Deutsche Banc Alex. Brown, Banc of America Securities, LLC, Credit Suisse First Boston Corporation, Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, Merrill Lynch Pierce Fenner & Smith Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Thomas Weisel Partners LLC, FleetBoston Robertson Stephens Inc. and Salomon Smith Barney Inc.), covering the offer and sale of Common Stock for the account of the Company to the public generally and providing net proceeds to the Company (after underwriter commissions and discounts and other offering expenses) of not less than $30,000,000 and at a price per share of Common Stock not less than 200% of the initial Conversion Price, adjusted for stock splits and stock dividends after the Original Issue Date (a "Qualified Public Offering").

     7.3. Mechanics of Conversion. Before any holder of Series D Preferred
Stock shall be entitled to convert the same into shares of Common Stock and to receive certificates therefor, such holder shall surrender the Series D Preferred Stock certificates, duly endorsed, at the office of the Company or of any transfer agent for the Series D Preferred Stock, and shall give written notice to the Company at such office that such holder elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to Section 7.2, the outstanding shares of Series D Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, further, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless and until the certificates evidencing such shares of Series D Preferred Stock are either delivered to the Company or its transfer agent as provided above, or the holder provides evidence reasonably satisfactory to the Company or its transfer agent that such certificates have been lost, stolen, destroyed or mutilated and delivers an indemnity bond in such reasonable amount as the Company may determine (or, in the case of a security held by any Investor or any institutional holder that constitutes a "Qualified Institutional Buyer" under the Securities Act or by such Investor's or such institutional holder's nominee, of any unsecured indemnity agreement from such Investor or such other holder reasonably satisfactory to the Company). The Company shall, as soon as practicable after such delivery, or execution of such agreement in the case of a lost, stolen or destroyed certificate, issue and deliver at such office to such holder of Series D Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock plus all accrued and unpaid dividends on such holder's Series D Preferred Stock so converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series D Preferred Stock to be converted, or in the case of automatic conversion immediately upon closing of the Qualified Public Offering, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

     7.4. Special Adjustments of Conversion Price.

          7.4.1. Performance Adjustment. The Conversion Price shall be subject to adjustment as follows. In the event that a Qualified Public Offering has not occurred on or prior to December 31, 2000 and the net revenue ("Net Revenue") of the Company for the fiscal year then ended, as determined in accordance with United States generally accepted accounting principles, is less than $18,000,000 (the "Target Revenue"), the Conversion Price shall be appropriately adjusted as of December 31, 2000 so that the aggregate number of shares of Common Stock into which the outstanding shares of Series D Preferred Stock convert increases by the product of:

          (a) the product of (i) 0.00000133% of the aggregate number of shares of Common Stock outstanding (including for purposes of this calculation all shares of Common Stock issued or issuable upon conversion, exercise or exchange of all Options and Convertible Securities and the additional shares of Common Stock into which the Shares of Series D Preferred Stock are convertible after giving effect to this adjustment) multiplied by (ii) the number of dollars by which actual Net Revenue of the Company is less than the Target Revenue for the 2000 Fiscal Year, multiplied by (b) a fraction, the numerator of which is the number of shares of Series D Preferred Stock outstanding at the time such adjustment is made and the denominator of which is the total number of shares of Series D Preferred Stock issued on or after the Original Issuance Date;

     provided, however, that such percentage increase shall in no event exceed 10% in the aggregate. Such percentage increase shall be adjusted on a proportionate dollar for dollar basis for any shortfall in Net Revenue. The Company shall determine Net Revenue and make the adjustment to the Conversion Price, if any, upon receipt of the audited financial statements of the Company for the fiscal year ended December 31, 2000; provided, however, that:

          (A) if the Company intends to file a registration statement with the SEC for a public offering of the Company's securities on or after January 1, 2001 but prior to the date upon which such audited financial statements become available, Net Revenue shall be determined by the Company based on the financial information available to the Company as of January 1, 2001 (subject to the review and approval of the Required Holders which shall not be unreasonably withheld) and the adjustment, if any, shall be made to the Conversion Price as of such date and the registration statement for such offering shall not be filed until such adjustment, if any, has been made; provided, however, that in the event that the Company and the Required Holders are unable to agree upon such adjustment, the Company may file such registration statement and, after the audited financial statements for such fiscal year become available, the Company shall make any required adjustment prior to the effectiveness of such registration statement;

          (B) if the Company intends to file a registration statement with the SEC for a public offering of the Company's securities on or after October 31, 2000 but prior to January 1, 2001, the Company and the Required Holders will negotiate in good faith to agree within five business days on an appropriate adjustment, if any, to the Conversion Price based on estimates, as of the time of such filing, of Net Revenue for the fiscal year ending December 31, 2000 and the registration statement for such offering shall not be filed until the Company and the Required Holders have agreed upon such adjustment, if any; provided, however, that in the event that the Company and the Required Holders are unable to agree upon such adjustment, the Company may file such registration statement and, after the audited financial statements for such fiscal year become available, the Company shall make any required adjustment prior to the effectiveness of such registration statement; and

          (C) if the Company has filed a registration statement with the SEC for a public offering of the Company's securities prior to October 31, 2000 that has not been declared effective by the SEC on or prior to January 1, 2001, Net Revenue shall be determined by the Company based on the financial information available to the Company as of January 1, 2001 (subject to the review and approval of the Required Holders which shall not be unreasonably withheld) and the adjustment, if any, shall be made to the Conversion Price as of such date; provided, however, that in the event that the Company and the Required Holders are unable to agree upon such adjustment, the Company may file such registration statement and, after the audited financial statements for such fiscal year become available, the Company shall make any required adjustment prior to the effectiveness of such registration statement.

          7.4.2. Powertrust.com Spin-Off Adjustment. In the event a Powertrust Adjustment Event has occurred, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to this adjustment by 0.9513. For example, if the Conversion Price in effect immediately prior to such adjustment is $5.8347 and the aggregate number of issued and outstanding shares of Series D Preferred Stock is 8,709,902, then the Conversion Price after such adjustment shall be $5.5506 ($5.8347 X 0.9513) and the number of shares of Common Stock into which all issued and outstanding shares of Series D Preferred Stock are convertible after giving effect to such adjustment will be 9,155,767.

     7.5. Adjustment of Conversion Price due to Issuance of Additional Shares. The Conversion Price shall be subject to adjustment as follows:

7.5.1.    Special Definitions.

(a) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

(b) "Original Issue Date" shall mean the date on which the Series D Preferred Stock is first issued by the Company.

(c) "Convertible Securities" shall mean any indebtedness, shares or other securities convertible into or exchangeable for Common Stock.

(d) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 7.5.6, deemed to be issued) by the Company after the Original Issue Date, other than shares of Common Stock issued or issuable (or, pursuant to Section 7.5.6, deemed to be issued) at any time:

          (i) upon conversion of the Series D Preferred Stock authorized herein, convertible notes or any other series of Preferred Stock or upon exercise of the other options and warrants outstanding on the Original Issue Date;

          (ii) as a stock dividend, stock split or similar distribution on the Series D Preferred Stock or any other capital stock of the Company or any other event for which adjustment is made pursuant to Section 7.5.3;

          (iii) Options or shares of Common Stock issuable upon exercise of Options to the extent such Options have been reserved for such purpose as of the date hereof pursuant to the Company's stock option plans (or are otherwise authorized by the Company's Board of Directors) and do not exceed 6,477,847 shares;

          (iv) in connection with sales of Common Stock or other Future Shares to the holders of the Series D Preferred Stock pursuant to the exercise by such holders of their rights under Section 10.1;

          (v) by way of dividend or other distribution on securities excluded from the definition of Additional Shares of Common Stock by the foregoing clauses of this Section 7.5.1(d); or

          (vi) by conversion or exchange of the Series A Notes in accordance with section 6.8 of the Purchase Agreement.

          7.5.2. No Adjustment of Conversion Price. No adjustment in the Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock (a) unless the consideration per share (determined pursuant to Section 7.5.7) for an

     Additional Share of Common Stock issued or deemed to be issued by the Company is less than the applicable Conversion Price in effect on the date of, and immediately prior to, such issue or (b) if prior to such issuance the Required Holders give a written waiver of such adjustment.

          7.5.3. Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Company shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 7.5.6 but excluding Additional Shares of Common Stock described in Section 7.5.4) for a consideration per share less than the applicable Conversion Price of the Series D Preferred Stock in effect on the date of and immediately prior to such issue, then and in such event, the applicable Conversion Price shall be reduced, concurrently with such issue, to a new Conversion Price obtained by dividing (a) an amount equal to the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue multiplied by the then applicable Conversion Price and (ii) the consideration, if any, deemed received by the Company upon such issue by (b) the total number of shares of Common Stock deemed to be outstanding immediately after such issue; provided, however, that, for purposes of any calculation under this Section 7.5.3, all shares of Common Stock outstanding or issuable upon conversion of outstanding Options, Convertible Securities (including the Series D Preferred Stock) immediately prior to giving effect to such calculation shall be deemed to be outstanding. In no event will the Conversion Price be adjusted as the result of any issuance of any Additional Shares of Common Stock for any amount equal to or higher than the Conversion Price in effect immediately prior to such issuance.

          7.5.4. Adjustment of Conversion Price for Certain Option Grants. In the event the Company grants options pursuant to a stock option plan deemed to be the issuance of Additional Shares of Common Stock pursuant to Section
     7.5.6 at any time within twelve months of the Original Issue Date, then and in such event, the applicable Conversion Price shall be reduced, concurrently with such grant, to a new Conversion Price equal to .the Conversion Price in effect immediately prior to the issuance of such Additional Shares of Common Stock multiplied by a fraction the numerator of which is the number of shares of Common Stock deemed outstanding immediately prior to such issuance and the denominator of which is the number of shares of Common Stock deemed outstanding immediately after such issuance, after taking into account the adjustment of the Conversion Price pursuant to this Section 7.5.4 (assuming for purposes of this calculation that all shares of Common Stock outstanding or issuable upon conversion or exercise of Options and Convertible Securities (including the Series D Preferred Stock) shall be deemed to be outstanding). Any grant of options pursuant to a stock option plan deemed to be the issuance of Additional Shares of Common Stock pursuant to Section 7.5.6 at any time after twelve months of the Original Issue Date shall be subject to Section 7.5.3.

          7.5.5. Adjustments for Subdivisions, Stock Dividends, Combinations or Consolidation of Common Stock. In the event the outstanding shares of Common Stock shall be increased by way of stock issued as a dividend for no consideration or subdivided (by stock split or otherwise) into a greater number of shares of Common Stock, the respective Conversion Prices then in effect shall, concurrently with the effectiveness of such increase or subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the respective Conversion Prices then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

          7.5.6. Deemed Issue of Additional Shares of Common Stock-Options and Convertible Securities. Except as provided in Sections 7.5.1, 7.5.3, 7.5.4 or 7.5.5, in the event the Company at any time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; provided, however, that for purposes of this Section 7.5.6 Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 7.5.7) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of, and immediately prior to, such issue, or such record date, as the case may be (except as provided below in this Section 7.5.6); and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

     (a) no further adjustment in the applicable Conversion Price shall be made upon the subsequent issue of shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities or upon the subsequent issue of such Convertible Securities or Options;

     (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or any increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase becoming effective, be recomputed to reflect such increase insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

     (c) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon shall be readjusted to the Conversion Price that would have been in effect if no adjustment had been made with respect to such Options or Convertible Securities;

     (d) in the event of any changes in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of such Options or Convertible Securities, including a change resulting from the anti-dilution provisions thereof, the Conversion Price then in effect shall be readjusted to the Conversion Price that would have been in effect if the adjustment which was made upon the issuance of such Options or Convertible Securities had been made upon the basis of such change;

     (e) no readjustment pursuant to clauses (b) or (d) above shall have the effect of increasing the applicable Conversion Price to an amount which exceeds the lower of (i) the applicable Conversion Price on the original adjustment date, or (ii) the applicable Conversion Price that resulted from the issuance or deemed issuance of other Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

     (f) in the event the Company amends the terms of any Options or Convertible Securities (whether such Options or Convertible Securities were outstanding on the Original Issue Date or were issued after the Original Issue Date), then such Options or Convertible Securities, as so amended, shall be deemed to have been issued after the Original Issue Date and the provisions of this Section 7.5.6 shall apply.

          7.5.7. Determination of Consideration. For purposes of this Section 7.5, the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

     (a) Cash and Property. Such consideration shall:


               (i) insofar as it consists of cash, be computed at the aggregate amount of cash proceeds received by the Company excluding amounts paid or payable for accrued interest or accrued dividends;

               (ii) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Company; and

               (iii) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, which is allocated to the Additional Shares of Common Stock as determined in good faith by the Board of Directors.

     (b) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 7.5.6, relating to Options and Convertible Securities, shall be determined by dividing

               (i) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus, subject to Section 7.5.6(b), the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

               (ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          7.5.8.Other Dilutive Events. In case any event shall occur as to which the other provisions of this Section 7.5 are not strictly applicable, but the failure to make any adjustment in the Conversion Price would not fairly protect the conversion rights represented by the Series D Preferred Stock in accordance with the intention of this Section 7, then, upon request of the Required Holders, the Board of Directors of the Company shall appoint a firm of independent public accountants of recognized national standing (which may be the regular auditors of the Company) to give their opinion as to the adjustment, if any, on a basis consistent with the intention of this Section 7, necessary to preserve without dilution the conversion rights represented by the Series D Preferred Stock. Upon receipt of such opinion, the Company will promptly furnish a copy thereof to the holders of the Series D Preferred Stock and the Conversion Price shall be adjusted in accordance therewith to the extent recommended by such accountants. The fees and expenses of such accountants shall be paid by the Company; provided, however, that if such accountants opine that no adjustment is necessary, such fees and expenses will be paid by the holders of the Series D Preferred Stock.

     7.6.Other Distributions. In the event the Company shall declare a distribution payable in securities of the Company (other than shares of Common Stock), securities of other entities, securities evidencing indebtedness issued by the Company or other entities, assets (including cash dividends) or options or rights, then, in each such case, the holders of the Series D Preferred

Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock into which their shares of Series D Preferred Stock were convertible as of the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution.

     7.7. Subsequent Events. In the event of any recapitalization, consolidation or merger of the Company or its successor which does not entitle the holders of the Series D Preferred Stock to the distribution provided for in
Section 4, the shares of Series D Preferred Stock shall be convertible into such shares or other interests as the Series D Preferred Stock would have been entitled if the Series D Preferred Stock had been converted into Common Stock immediately prior to such event.

     7.8. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 7, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series D Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment is based. The Company shall, upon the written request at any time of any holder of Series D Preferred Stock, furnish or cause to be furnished to such holder a certificate setting forth (a) all such adjustments and readjustments previously made, (b) the Conversion Price at the time in effect, and (c) the number of shares of Common Stock and the amount, if any, of other property which at such time would be received upon the conversion of Series D Preferred Stock.

     7.9. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Series D Preferred Stock shall be made without charge to the holders thereof for any issuance tax; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the name of the holder of the Series D Preferred Stock which is being converted.

8.   CERTAIN COVENANTS.

     8.1. Special Restrictions. At any time when shares of Series D Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Company is required by law or by the Certificate of Incorporation, and in addition to any other vote required by law or the Certificate of Incorporation, without the consent of the Required Holders, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, the Company will not:

     (a) create or authorize the creation of any additional class or series of shares of stock, or issue any shares thereof, unless the same ranks junior to the Series D Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Company or increase the authorized amount of the Series D Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Series D Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Company, or create or authorize any instrument or security convertible into shares of Series D Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Series D Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Company, whether any such creation, authorization or increase shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise;

     (b) amend, alter or repeal its Certificate of Incorporation or By-laws in a manner that is adverse to the holders of Series D Preferred Stock in any respect or for which the holders of Series D Preferred Stock did not receive prior written notice;

     (c) purchase or set aside any sums for the purchase of any shares of stock or other securities other than (i) the Series D Preferred Stock as provided in this Certificate of Designation, (ii) the repurchase of the Series A Notes in accordance with section 6.8 of the Purchase Agreement and (iii) the purchase of shares of Common Stock or other securities from former employees of the Company who acquired such shares directly from the Company or the Stock Option Plan (as defined in the Purchase Agreement), if each such purchase is made pursuant to contractual rights held by the Company relating to the termination of employment of any such former employee and the total purchase price does not exceed $100,000 plus any applicable life insurance payments for all such purchases from each such former employee;

     (d) redeem or otherwise acquire any shares of Series D Preferred Stock except as expressly authorized in Section 6 or pursuant to a purchase offer made pro rata to all holders of the shares of Series D Preferred Stock on the basis of the aggregate number of outstanding shares of Series D Preferred Stock then held by each such holder;

     (e) consent to any liquidation, dissolution or winding up of the Company;
or

     (f) consolidate or merge into or with any other entity or entities or sell or transfer all or substantially all its assets.

     8.2. No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of all or a substantial portion of its assets, consolidation, merger, dissolution, issue or sale of securities, closing or transfer books or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Certificate of Designation by the Company, but will at all times in good faith assist in carrying out all the provisions of this Certificate of Designation and in taking all such action as may be necessary or appropriate in order to protect the conversion and other rights of the holders of Series D Preferred Stock against impairment.

     8.3. Reservation of Shares. So long as any share of Series D Preferred Stock shall remain outstanding, the Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized capital stock, for the purpose of issuance upon conversion of the Series D Preferred Stock, the full number of shares of Common Stock then issuable upon exercise of all outstanding shares of Series D Preferred Stock. If the Company's Common Stock shall be listed on any national stock exchange, the Company at its expense shall include in its listing application all of the shares of Common Stock reserved for issuance upon conversion of the Series D Preferred Stock (subject to issuance or notice of issuance to the exchange) and will similarly procure the listing of any further Common Stock reserved for issuance upon conversion of the Series D Preferred Stock at any subsequent time as a result of adjustments in the outstanding Common Stock or otherwise.

     8.4. Validity of Shares. The Company will from time to time take all such action as may be required to assure that all shares of Common Stock which may be issued upon conversion of any share of the Series D Preferred Stock will, upon issuance, be legally and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof. Without limiting the generality of the foregoing, the Company will from time to time take all such action as may be required to assure that the par value per share, if any, of the Common Stock is at all times equal to or less than the lowest quotient obtained by dividing the then current par value of the Series D Preferred Stock by the number of shares of Common Stock into which each share of Series D Preferred Stock can, from time to time, be converted.

     8.5. Notice of Certain Events. If at any time:

          (a) the Company shall declare any dividend or distribution payable to the holders of its Common Stock;

          (b) the Company shall offer for subscription pro rata to the holders of Common Stock any additional shares of stock of any class or any other rights;

          (c) any recapitalization of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or business organization shall occur; or

          (d) a voluntary or involuntary dissolution, liquidation or winding up of the Company shall occur;

then, in any one or more of such cases, the Company shall give the registered holders of the Series D Preferred Stock written notice, by registered mail, of the date on which a record shall be taken for such dividend, distribution or subscription rights or for determining stockholders entitled to vote upon such recapitalization, consolidation, merger, sale, dissolution, liquidation or winding up and of the date when any such transaction shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall


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

participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such recapitalization, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the record date with respect thereto.

     8.6. No Reissuance of Preferred Stock. No shares of Series D Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Company shall be authorized to issue. The Company may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

9. PREEMPTIVE RIGHTS.

     9.1. Right of First Offer. Until the closing under a Qualified Public Offering, the Company shall not issue or sell any Common Stock (including securities convertible into, or options, warrants or other rights to purchase Common Stock, but excluding the shares described in Section 9.7) (collectively, the "Future Shares") to any Person (an "Offeree") without first providing each holder of Series D Preferred Stock the right to subscribe for its Proportionate Percentage of the Future Shares at the same price and on the same terms which shall have been offered or are proposed to be offered by the Company to such Offeree and which shall have been specified by the Company in a notice delivered to each holder of Series D Preferred Stock (the "Proposal"). The Proposal by its terms shall remain open and irrevocable for a period of 30 days from the date it is delivered by the Company to each holder of Series D Preferred Stock (the "Future Shares Exercise Period"). The Proposal shall also certify that the Company has either (a) received a bona fide offer from a prospective purchaser, who shall be identified in such certification, and that the Company in good faith believes a binding agreement of sale is obtainable for consideration having a fair market, cash equivalent or present value set forth in such certification; or (b) intends in good faith to make an offering of its securities to prospective purchasers, who shall be identified to the extent possible in such certification at the price and on the terms set forth in such certification.

          "Proportionate Percentage" means, for any holder of Series D Preferred Stock, the percentage of Future Shares covered by the Proposal equal to (i) the number of shares of Common Stock into which the shares of Series D Preferred Stock held by such holder would then be convertible divided by (ii) the total number of shares of Common Stock outstanding at the time of delivery of the Proposal (assuming the conversion or exercise of all issued and outstanding Convertible Securities and Options).

     9.2. Notice. Notice of each holder of Series D Preferred Stock's intention to accept the Proposal made pursuant to Section 9.1 shall be evidenced by a writing signed by such holder and delivered to the Company prior to the end of the Future Shares Exercise Period (the "Notice of Purchase") setting forth that portion of the Future Shares such holder elects to purchase (the "Accepted Shares").


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

     9.3. Full Acceptance. In the event that each holder of Series D Preferred Stock elects to purchase all of the shares offered to such holder in the Proposal, the Company shall sell to each such holder, pursuant to Section 9.6, the number of Accepted Shares set forth in such holder's Notice of Purchase.

     9.4. Partial Acceptance. In the event that one or more holders of Series D Preferred Stock do not elect to purchase all of the shares offered to such holders in the Proposal, the Company shall sell to each holder electing to purchase, pursuant to Section 9.6, the number of Accepted Shares, if any, set forth in such holder's Notice of Purchase. Holders of Series D Preferred Stock may purchase pursuant to Section 9.6 any remaining shares offered in the Proposal not purchased by the other holders of Series D Preferred Stock pro rata based on the respective Proportionate Percentages of such holders wishing to purchase additional shares, or as they may otherwise agree.

     9.5. No Fractional Shares. For the purpose of avoiding fractions as to Future Shares, the Company may adjust upward or downward by not more than one full share the number of Future Shares which any holder of Series D Preferred Stock would otherwise be entitled to purchase.

     9.6. Sale of Shares. No later than 30 days after the expiration of the Future Shares Exercise Period, the Company shall deliver to each holder of Series D Preferred Stock who has submitted a Notice of Purchase to the Company a notice indicating the number of Future Shares which the Company shall sell to such holder pursuant to this Section 9 and the terms and conditions of such sale, which shall be in all respects (including unit price and interest rates) the same as specified in the proposal. The sale to such holders of such Future Shares shall take place not later than 10 days after receipt of such notice.

     Any sale to an Offeree of Future Shares that were not selected for purchase by the holders of Series D Preferred Stock as provided above shall take place not later than 90 days after the expiration of the Future Shares Exercise Period. Such sale shall be upon terms and conditions in all respects (including unit price and interest rates) which are no more favorable to such Offeree or less favorable to the Company than those set forth in the Proposal. Any refused Future Shares not purchased by the Offeree as contemplated by the Proposal within the 90-day period specified above shall remain subject to this Section 9.

     9.7. Exclusion of Certain Shares. Notwithstanding any contrary provision of this Section 9, Future Shares shall not include shares of Common Stock or other securities (i) issued pursuant to a public offering by the Company, (ii) issued pursuant to any merger or other consolidation of the Company with another Person, (iii) issued for services or in a transaction the purpose of which is not to raise capital, (iv) excluded from the definition of "Additional Shares


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

of Common Stock" under Section 7.5.1(d) or (v) constituting Series D Preferred Stock authorized by this Certificate of Designation as of the date hereof but issued after the date hereof for consideration not less than the initial Purchase Price.

10.  AMENDMENTS. The provisions of these terms of the Series D Preferred
Stock may not be amended, modified or waived without the written consent or affirmative vote of the Required Holders. Except to the extent required by law, the vote of the holders of any other class of capital stock of the Company is not required for the amendment, modification or waiver of the terms of this Certificate of Designation.

     Digital Commerce Corporation has caused this certificate to be signed by Tony Bansal, its President, and attested by William H. Seippel, its Secretary this 13th day of March, 2000.



                                                     /s/ Tony Bansal
                                                     -------------------------
                                                     President


ATTEST:



/s/ William H. Seippel
----------------------------------------
Secretary


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